AMENDED AND RESTATED OPERATING AGREEMENT

HURRICANE HILLS, L.C.

















TABLE OF CONTENTS





ARTICLE I     CONTINUATION OF COMPANY

    1.01 Continuation
    1.02 Name
    1.03 Principal Executive Offices; Agent for Service of
Process
    1.04 Term
    1.05 Recording


ARTICLE II    DEFINED TERMS

ARTICLE III   PURPOSE AND BUSINESS OF THE COMPANY

    3.01 Purpose of the Company
    3.02 Authority of the Company

ARTICLE IV    [INTENTIONALLY DELETED]

ARTICLE V     REPRESENTATIONS, WARRANTIES AND COVENANTS; DUTIES AND
OBLIGATIONS

    5.01 Representations, Warranties and Covenants
Relating to the Apartment Complex and the Company
    5.02 Duties and Obligations Relating to the Apartment
Complex and the Company

ARTICLE VI    MEMBERS, COMPANY INTERESTS AND OBLIGATIONS OF THE COMPANY

    6.01 Members, Capital Contributions and Company Interests

    6.02 Return of Capital Contribution
    6.03 Withholding of Capital Contribution Upon Default

    6.04 Legal Opinions
    6.05 Repurchase Obligation

 ARTICLE VII  CHANGES IN MANAGERS

    7.01 Withdrawal of a Member-Manager
    7.02 Admission of a Successor or Member-Manager
    7.03 Effect of Bankruptcy, Death, Withdrawal, Dissolution or
Incompetence of a Member-Manager



ARTICLE VIII  ASSIGNMENT TO
THE COMPANY

    8.01 Assignment or Contracts, etc

ARTICLE IX    RIGHTS, OBLIGATIONS AND POWERS OF THE MANAGING MEMBER

    9.01 Management of the Company
    9.02 Limitations Upon the Authority of the Member-Manager

    9.03 Management Purposes
    9.04 Delegation of Authority
    9.05 Member-Manager or Affiliates Dealing with Company

    9.06 Other Activities
    9.07 Liability for Acts and Omissions
    9.08 [Intentionally Deleted]
    9.09 Construction of the Apartment Complex, Construction
Cost Overruns, Operating Deficits
    9.10 Development Fee
    9.11 Incentive Company Management Fee
    9.11.1    Asset Management Fee
    9.12 Withholding of Fee Payments
    9.13 Removal of the Member-Manager
    9.14 Selection of Management Agent
    9.15 Removal of the Management Agent
    9.16 Replacement of the Management Agent
    9.17 Subordinated Loans to the Company
    9.18 Reserve Fund for Replacements

ARTICLE X     TRANSFERS OF, AND RESTRICTIONS ON TRANSFERS OF INTERESTS OF
MEMBERS

    10.01     Purchase for Investment
    10.02     Restrictions on Transfer of Member's Interests
    10.03     Admission of Substitute or Additional Members
    10.04     Rights of Assignee of Company Interest

ARTICLE XI    RIGHTS AND OBLIGATIONS OF MEMBERS

    11.01     Management of the Company
    11.02     Limitation on Liability of Members
    11.03     Other Activities
    11.04 Ownership by Member of Corporate Member-Manager or Affiliate


ARTICLE XII ALLOCATION OF TAXABLE INCOME, TAX LOSSES, TAX CREDITS AND CASH DISTRIBUTIONS

    12.01     Allocation of Taxable Income, Tax Losses and Tax
Credits
    12.02 Allocation of Taxable Income and Tax Losses from Capital Transactions
    12.03     Distribution of Cash Flow
    12.04 Distributions of Distributable Proceeds from Capital Transactions and Distributable Proceeds from Refinancings
    12.05     Allocations Among Members
    12.06     Qualified Income Offset
    12.07     Minimum Gain Allocations
    12.08     Regulatory Allocations
    12.09     Members' Company Non-recourse Liabilities
    12.10     Tax Allocations:  Code Section 704(c)
    12.11     Tax matters partner
    12.12     Capital Accounts
    12.13     Authority of Member-Manager to Vary Allocations to
Preserve and Protect Member's Intent


ARTICLE XIII  SALE,
DISSOLUTION AND
LIQUIDATION

    13.01     Dissolution of the Company
    13.02     Winding Up and Distribution
    13.03     [Intentionally Deleted]

 ARTICLE XIV  BOOKS AND RECORDS, ACCOUNTING TAX ELECTIONS, ETC.

    14.01     Books and Records
    14.02     Bank Accounts
    14.03     Accountants
    14.04     Reports to Members
    14.05     Section 754 Elections
    14.06     Fiscal Year and Accounting Method

ARTICLE XV    AMENDMENTS

    15.01     Proposal and Adoption of Amendments

ARTICLE XVI   CONSENTS, VOTING AND MEETINGS

    16.01     Method of Giving Consent
    16.02     Submissions to Members
    16.03     Meetings; Submission of Matter for Voting

ARTICLE XVII  GENERAL
PROVISIONS

    17.01     Burden and Benefit
    17.02     Applicable Law
    17.03     Counterparts
    17.04     Separability of Provisions
    17.05     Entire Agreement
    17.06     Liability of the Investment Member
    17.07     Environmental Protection
    17.08     Notices to the Investment Member
    17.09     Notices to the Member-Manager
    17.10     Resolution of Inconsistencies
    17.11     Additional Instruments
    17.12     Withdrawal of Initial Member





HURRICANE HILLS, L.C.
AMENDED AND RESTATED OPERATING AGREEMENT


    This Amended and Restated Operating Agreement is made and entered into as of the ____ day of September, 1996, by and among the undersigned parties.

    WHEREAS, Articles of Organization for Hurricane Hills, L.C. (the "Company") were filed with the Utah Department of Commerce, Division of Corporation and Commercial Code on April 26, 1996 as file number LC 013314 (the "Articles"); and

    WHEREAS, as of April 26, 1996, David W. Adams, as the Managing Member (the "Member-Manager") and Adams Construction Company (the "Initial Member"), executed an Operating Agreement for Hurricane Hills, L.C., a Utah limited liability company (the "Agreement") for the formation of the Company pursuant to the Utah Limited Liability Act (the "Act").

    WHEREAS, the Company has been formed to acquire, develop, construct, own, maintain and operate a 50-unit multifamily apartment complex intended for rental to individuals and families of low and moderate income, known as Hurricane Hills, and to be located in Hurricane, Utah (the "Apartment Complex"); and

    WHEREAS, the Company has acquired title to the Apartment Complex subject to mortgages and other liens securing construction and permanent mortgage loans; and

    WHEREAS, the parties hereto now desire to enter into this Amended and Restated Operating Agreement to (i) continue the Company;
(ii) admit Boston Capital Tax Credit Fund IV L.P., a Delaware limited partnership, to the Company as a Member, and BCTC 94, Inc., a Massachusetts corporation, to the Company as the a Special Member;
(iii) withdraw the Initial Member from the Company; (iv) reassign Interests in the Company; and (v) set forth all of the provisions governing the Company.

    NOW, THEREFORE, in consideration of the foregoing, of mutual promises of the parties hereto and of other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereby agree to continue the Company pursuant to the Act, as set forth in this Amended and Restated Operating Agreement, which reads in its entirety as follows:

ARTICLE I
CONTINUATION OF PARTNERSHIP

    1.01. Continuation. The undersigned hereby continue the Company as a limited liability company under the Act.

    1.02.     Name.  The name of the Company is HURRICANE HILLS, L.C.

    1.03.  Principal Executive Offices; Agent for Service of
Process. The principal executive and record office of the Company and the resident agent for service of process shall be David W. Adams, 2832 Woodbury Circle, St. George, Utah 84790. The Company may change the location of its principal executive office to such other place or places as may hereafter be determined by the Member-Manager. The Member-Manager shall promptly notify all other Members of any change in the principal executive office. The Company may maintain such other offices at such other place or places as the Member-Manager may from time to time deem advisable.

    1.04. Term. The term of the Company commenced as of April 26, 1996 and shall continue for a period not to exceed ninety-nine (99) years, but may be sooner dissolved in accordance with the provisions of this Agreement.

    1.05. Recording. Upon the execution of this Amended and Restated Operating Agreement by the parties hereto, the Member-Manager shall take all necessary action required by law to perfect and maintain the Company as a limited liability company under the laws of the State and to effectuate the admission of the Investment Member and BCTC-94, Inc. as Members and the withdrawal of the Initial Member hereunder, and shall register the Company under any assumed or fictitious name statute or similar law in force and effect in the State.

 ARTICLE II
DEFINED TERMS

    In addition to the abbreviations of the parties set forth in the preamble to this Agreement, the following defined terms used in this Agreement shall have the meanings specified below:

    "40-60 Set-Aside Test" means the Minimum Set-Aside Test whereby at least 40% of the units in the Apartment Complex must be occupied by individuals, with incomes of 60% or less of area median income, as adjusted for family size.

    "Accountants" means such firm of independent certified public accountants as may be engaged by the Member-Manager, with the Consent of BCTC-94, Inc., to prepare the Company income tax returns and to be responsible for the Company's audit and tax matters reporting obligations under Section 13.04 hereof.

    "Act" or "UCA" means the Utah Limited Liability Company Act
(UCA, Title 48, Chapter 2b), as amended from time to time during the term of the Company.

    "Actual Credit" means as of any point in time, the total amount of the Tax Credits actually allocated by the Company to the Investment Member, representing ninety-nine percent (99%) of the Tax Credits actually received by the Company, as shown on the applicable tax return of the Company.

    "Admission Date" means the date upon which the Investment Member is admitted to the Company.

    "Affiliate", with respect to a Person, means (1) a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the Person, (2) a Person who owns or controls at least ten percent of the outstanding voting interests of the Person, (3) a Person who is an officer, director, manager or general partner of the Person, or (4) a Person who is an officer, director, manager, general partner, trustee, member or owns at least ten percent of the outstanding voting interests of a Person described in clauses (1) through (3) of this sentence.

    "Affiliated Company" means any limited liability company, other than the Company, in which the Member-Manager or an Affiliate of a Member is a managing member or member and the Investment Member or an Affiliate of the Investment Member is a member, or any limited partnership in which the Member-Manager or an Affiliate of the Member-Manager is a general partner and any Member or an Affiliate of any Member is a limited partner.

    "Agency" means the State of Utah Housing Finance Agency in its capacity as the designated agency of the State of Utah to allocate Low-Income Housing Tax Credits, acting through any authorized representative.

    "Agreement" means this Amended and Restated Operating Agreement, as amended from time to time.

    "Apartment Complex" means the land owned by the Company located at 2072 West 70 South, Hurricane, Utah and the 50-unit multifamily rental housing development and other improvements being constructed thereon, and to be owned and operated therein by the Company, and known as Hurricane Hills.

    "Applicable Percentage" has the meaning given to it in Section 42(b) of the Code.

    "Articles" means the Articles of Organization for Hurricane
Hills, L.C. filed with the Utah Department of Commerce Division of Corporation and Commercial Code on April 26, 1996 as file number LC 013314, or any certificate of formation of limited liability company or any other instrument or document which is required under the law of the State to be signed and sworn to by the Members of the Company and filed in the appropriate public offices within the State to perfect or maintain the Company as a limited liability company under the laws of the State, to effect the admission, withdrawal or substitution of any Member of the Company, or to protect the limited liability of the Tax Members as members under the laws of the State.

    "Asset Management Fee" means the fee payable by the Company to Boston Capital, or an Affiliate thereof, pursuant to Section 8.11.1.

    "Bankruptcy" or "Bankrupt" as to any Person means the filing of a petition for relief as to any such Person as debtor or bankrupt under the Bankruptcy Act of 1898 or the Bankruptcy Code of 1978 or like provision of law including all federal bankruptcy law and Utah insolvency law (except if such petition is contested by such Person and has been dismissed within 90 days); insolvency of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; commencement of any proceedings relating to such Person under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days.

    "BCTC 94, Inc." means BCTC 94, Inc., a Delaware corporation, which is a Special Member of the Company.

    "Book Depreciation" has the meaning set forth in Section 12.12C.

    "Book Profits and Losses" means the Taxable Income or Tax Losses of the Company, adjusted for purposes of determining and maintaining the Members' Capital Accounts as provided in Section 12.12.

    "Boston Capital" means Boston Capital Partners, Inc., a
Massachusetts corporation.

    "Capital Account" means the capital account of a Member as described in Section 12.12.

    "Capital Contribution" with respect to any Member, means the total amount of money and the initial Gross Asset Value of any property (other than money) contributed or agreed to be contributed, as the context requires, to the Company by each Member pursuant to the terms of this Agreement. Any reference to the Capital Contribution of a Member shall include the Capital Contribution made by a predecessor holder of the Interest of such Member.

    "Capital Transaction" means the sale, exchange or disposition (other than leasing in the ordinary course of business) of any Company property that is not in the ordinary course of business, or casualty damage to or condemnation of any Company property, or any substantial interest therein or portion thereof.

    "Carryover Certification" means the date upon which the Investment Member shall have received, in a form and in substance satisfactory to the Investment Member, the certification of the Accountants that as of a date no later than December 31, 1996, the Company had incurred capitalizable costs with respect to the Apartment Complex of at least ten percent (10%) of the Company's reasonably expected basis in the Apartment Complex as of December 31, 1996, so that each building in the Apartment Complex constitutes a "qualified building" for the purposes of Section 42(h)(1)(E)(ii) of the Code.

    "Cash Flow" means, with respect to any year or other applicable period, (a) all Revenues received by the Company during such period, plus (b) any amounts which the Member-Manager, acting jointly with BCTC 94, Inc., and subject to the approval of the Lender, if required, releases from the Reserve Fund for Replacements as being no longer necessary to hold as part of the Reserve Fund for Replacements, less
(i) all operating expenses and obligations of the Company paid or payable (on a thirty-day current basis) during the applicable period, including without limitation escrow deposits for taxes and insurance, maintenance and repairs, (ii) all sums due or currently required to be paid under the terms of the Mortgage Loan(s) or any other third-party indebtedness of the Company, and (iii) all amounts from Revenues, if any, added or required to be added to the Reserve Fund for Replacements during such period. In no event will deductions in determining Cash Flow pursuant to clauses (i) and (ii) above include payments made on account of: the Asset Management Fee, amounts due on any Subordinated Loans, the Incentive Company Management Fee, and/or the Deferred Development Fee.

    Cash Flow shall be determined separately for each fiscal year and shall not be cumulative.

    "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding provision or provisions of succeeding law.

    "Company" means Hurricane Hills, L.C.

    "Competing Activity" means an activity that competes with or is benefited by the Company's present or prospective activities. A passive investment in an Entity engaged in a Competing Activity is itself a Competing Activity only if the investor and the Entity are Affiliates.

    "Compliance Period" has the meaning ascribed to such term in
Section 42 of the Code.

    "Consent" means the prior written consent or approval of BCTC
94, Inc. and/or the Investment Member and/or any other Member, as the context may require, to do the act or thing for which the consent is solicited.

    "Construction Contract" means that certain construction contract dated June 29, 1996 in the amount of $3,549,200.00 (including all exhibits and attachments thereto) entered into between the Company and the Contractor pursuant to which the Apartment Complex is being constructed.

    "Construction Lender" means Bank One, Arizona, NA, in its capacity as maker of the Construction Loan.

    "Construction Loan" means the initial Mortgage Loan to the Company pursuant to the Construction Loan Agreement, in the principal amount of $1,840,000.

    "Construction Loan Agreement" means the Loan Agreement between the Company and the Construction Lender dated September __, 1996 pursuant to which the proceeds of the Mortgage Loan will be or was advanced.

    "Contractor" means Adams Construction Company in its capacity as the general construction contractor for the Apartment Complex.
Contractor is an Affiliate of the Member-Manager.

    "Cost Certification" means the date upon which each Tax Member shall have received the written certification of the Accountants, in a form and in substance satisfactory to Boston Capital, as to the itemized amounts of the construction and development costs of the Apartment Complex and the Eligible Basis and Applicable Percentage (in each case, as defined in Section 42(d) of the Code), pertaining to each building in the Apartment Complex.

    "Counsel" or "Counsel for the Company" shall mean Jones, Waldo, Holbrook & McDonough or such other attorney or law firm upon which the Investment Member and the Member-Manager shall agree; provided, however, that if any section of this Agreement either (i) designates particular counsel for the purpose described therein, or (ii) provides that counsel for the purpose described therein shall be chosen by another method or by another Person, then such designation or provision shall prevail over this general definition.

    "Credit Shortfall" means the amount by which the Actual Credit is less than the Projected Credit (or Revised Projected Credit) for any year or portion thereof.

    "Debt Service" means scheduled principal and interest payments on indebtedness under the Mortgage Loan(s) determined on an annual basis for each year of Company Operations, but excluding (i) principal and interest due on acceleration of the Mortgage Loan upon occurrence of an event of default and (ii) balloon payments of principal and interest due upon expiration of the term of the Mortgage Loan.

    "Debt Service Coverage Ratio" means the ratio of (i) rental and miscellaneous income of the Company from the operation of the Apartment Complex in the ordinary course of business and all other income of the Company including unrestricted earnings on reserve or escrow funds other than proceeds of any loans to the Company and investment earnings on funds on deposit in the Reserve Fund for Replacements minus all accrued operational costs of the Apartment Complex; including, but not limited to an operating expense calculated at a minimum of $1,670 per unit, taxes, assessments, Reserve Fund for Replacements deposits, maintenance and repairs, fees due and payable (other than the Incentive Company Management Fee, the Asset Management Fee and the Deferred Development Fee), and a ratable portion of the annual amount (as reasonably estimated by the Member-Manager) of those seasonal or periodic expenses (such as utilities, maintenance expenses and real estate taxes) which might reasonably be expected to be incurred on an unequal basis during a full annual period of operations, but excluding amounts due under Subordinated Loans to (ii) Debt Service.

    "Deferred Development Fee" means any portion of the Development Fee, if any, not actually paid to and received by the Developer from the Installments, the payment of which is deferred and payable only in accordance with Sections 6.01(a) and 12.03(A) hereof.

    "Developer" means Adams Construction Company; Developer is an
Affiliate of the Member-Manager.

    "Development Fee" is also known as the Contractor's Profit and Overhead and means those fees payable by the Company to the Developer pursuant to Section 9.10 of this Agreement.

    "Development Sources" means the aggregate of: (a) the proceeds of the First Mortgage Loan; (b) the Second Mortgage Loan; (c) the Capital Contributions of the Member-Manager, as set forth in Section 5.01(a) of this Agreement; (d) not more than $2,242,395.00 of the Capital Contributions of the Investment Member to the Company; and (e) any rental income of the Company for the period prior to Final Closing.

    "Distributable Proceeds from Capital Transactions" means the excess of all cash receipts and other consideration arising from the sale or other disposition of all or any portion of the Apartment Complex or any proceeds realized from condemnation, casualty, or title defect, but excluding proceeds, if any, from rental interruption insurance or a temporary condemnation in the nature of a lease, over the sum of the following, to the extent paid out of such cash receipts or other consideration: (i) the amount of cash disbursed or to be disbursed in connection with or as an expense of such sale or other disposition, (ii) the amount necessary for the payment of all debts and obligations of the Company arising from or otherwise related to such sale or other disposition or to which the Apartment Complex is subject and which are otherwise then due (other than debts and obligations owed to the Members and their Affiliates, which shall be satisfied in the order set forth in Section 11.04), and (iii) any amounts set aside by the Member-Manager for reserves which the Member-Manager deem reasonably necessary for contingent, unmatured or unforeseen liabilities of the Company.

    "Distributable Proceeds from Refinancings" means the excess of the gross proceeds of any borrowing by the Company over the sum of the following, to the extent paid out of such gross proceeds: (i) any amounts disbursed to repay then existing loans of the Company and to pay and provide for all debts and obligations of the Company then to be paid or which are otherwise then due (other than debts and obligations owed to the Members and their Affiliates, which shall be satisfied in the order set forth in Section 11.04), (ii) all reasonable expenses of such borrowings, including, without limitation, all commitment fees, brokers' commissions, and attorneys' fees, (iii) all amounts paid to improve the Apartment Complex or for any other purpose in order to satisfy conditions to or established in connection with such borrowings, and (iv) any amounts used to meet the operating expenses of the Apartment Complex or set aside by the Member-Manager for reserves which the Member-Manager deems reasonably necessary for contingent, unmatured, or unforeseen liabilities of the Company.

    "Eligible Basis" has the meaning given to it in Section 42(d) of the Code.

    "Entity" means an association, relationship or artificial person through or by means of which an enterprise or activity may be lawfully conducted, including, without limitation, a partnership, trust, limited liability company, corporation, joint venture, cooperative or association.

    "Excess Development Costs" means all funds in excess of the Development Sources which are required to (i) complete construction of the Apartment Complex, including paying any final cost overruns and the cost of any change orders which have been approved by the Lender and which are not funded from Development Sources, (ii) achieve Substantial Completion, (iii) achieve Initial Closing and Final Closing and satisfy any escrow deposit requirements which are conditions to the Final Closing, including without limitation, any amounts necessary for local taxes, utilities, insurance premiums and other amounts which are required, (iv) pay any applicable loan assessment fees, discounts or other costs and expenses incurred by the Company as a result of the occurrence of the Initial Closing or the Final Closing, (v) make the required initial pro rata deposit for 1996 into the Reserve Fund for Replacements, and (vi) pay any Operating Deficits incurred by the Company prior to the occurrence of Rental Achievement.

    "Extended Use Commitment" means the agreement between the Company and the Agency, which is intended to meet the definition of a "long term commitment to low-income housing" as required by Section 42(h)(6) of the Code and the requirements of the Agency's Low-Income Housing Tax Credit Program.

    "Final Closing" means the occurrence of both of the following:
(i) Substantial Completion, and (ii) the conversion to the Mortgage Loan (including Second Mortgage Loan) from construction loan to permanent loan status pursuant to the terms of the Loan Documents and upon satisfaction or waiver of all conditions to such conversion set forth therein.

    "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as adjusted pursuant to Section 11.12B.

    "Guarantor" means David W. Adams, individually and not as Member-Manager, pursuant to an Unlimited Guaranty from David W. Adams dated as of the date herewith, guaranteeing the obligations of the Member-Manager to the Company ("Guaranty").

    "Incentive Company Management Fee" means the fee payable by the Company to the Member-Manager pursuant to Section 8.11 of this Agreement.

    "Initial Closing" means September ___, 1996, the date the first disbursement of proceeds of the Mortgage Loan was authorized to be made to the Company under the Construction Loan Agreement.

    "Initial 94% Occupancy Date" means the first date, after the completion of construction, upon which 94% of the apartment units in the Apartment Complex have been leased to, and forty-seven (47) of the units are currently occupied by, qualified tenants under executed Agency approved leases, if any such approval is applicable.

    "Installment" means an Installment of the Investment Member's
Capital Contribution paid or payable to the Company pursuant to
Section 5.01.

    "Interest" or "Company Interest" means the ownership interest of a Member in the Company at any particular time, including the right of such Member to any and all benefits to which such Member may be entitled as provided in this Agreement and in the Act, together with the obligations of such Member to comply with all the terms and provisions of this Agreement and of said Act. Such Interest of each Member shall, except as otherwise specifically provided herein, be that percentage of the aggregate of such benefit or obligation specified by Section 6.01 as such Member's Percentage Interest.

    "Invested Amount" means (i) as to the Investment Member, an amount equal to the paid-in Capital Contribution of the Investment Member divided by .73 and (ii) as to any other Member, an amount equal to its paid-in Capital Contribution.

    "Investment Member" means Boston Capital Corporate Tax Credit
Fund IV L.P., a Delaware limited partnership, which is a Member of the Company.

    "Land" means the tracts of land located on 2072 West 70 South, Hurricane, Utah, upon which the Apartment Complex will be located.

    "Lender" shall mean the Construction Lender and/or the Permanent Lender, and/or the Second Lender, as applicable, or its/their successors and assigns in such capacity, including any substitute
Lenders permitted pursuant to Section 9.02(b)(v) hereof, each acting through any authorized representative.

    "Liquidator" means the Member-Manager or, if there are none at the time in question, such other Person who may be appointed in accordance with applicable law and who shall be responsible for taking all action necessary or appropriate to wind up the affairs of, and distribute the assets of, the Company upon its dissolution.

    "Loan Documents" means, collectively, the Construction Loan Agreement, Variable Rate Promissory Note in the amount of $840,000, Fixed Rate Promissory Note in the amount of $1,000,000, dated as of September __, 1996 (collectively, the "Construction Notes") the Multifamily Deed of Trust, Assignment of Rents and Financing Statement dated September ___, 1996 ("Construction Deed of Trust"), Assignment of Construction Contract, Unconditional Guaranty of Payment Agreement dated September __, 1996 and any other documents related to the Mortgage Loan from the Company to or for the benefit of the Construction Lender, as the same may be assigned or transferred to the Permanent Lender or any other successor or assignee; Fixed Rate Promissory Note in the amount of $1,000,000, including the Addendum to Multifamily Note and Special Addendum to Multifamily Note dated as of ___________, 1996 (the "Permanent Note") the Multifamily Deed of Trust, Assignment of Rents and Financing Statement including the Rider to Multifamily Instrument dated __________, 1996 ("Permanent Deed of Trust"), and any other documents related to the Mortgage Loan from the Company, to or for the benefit of the Permanent Lender, as the same may be assigned or transferred; the Trust Deed Note in the amount of $312,500 (the "Trust Deed Note"), the Trust Deed with Assignment of Rents (the "Trust Deed") dated September ___, 1996 from the Partnership to or for the benefit of the Second Lender as the name may be assigned or transferred; the zero coupon bond ("Bond") purchased by the Developer and deposited with the Treasurer of the State of Utah, and the Subordination Agreement by and among the Second Lender, the Construction Lender and the Permanent Lender, or any successors and/or assignees.

    "Low-Income Housing Tax Credit" means the low-income housing tax credit allowed for low-income housing projects pursuant to Section 42 of the Code.

    "Management Agent" means David Adams Management, the management and rental agent for the Apartment Complex and/or its successors and/or assigns, as described in Section 9.05 hereof. The Management Agent is an Affiliate of the Member-Manager.

    "Management Agreement" means the agreement between the Company and the Management Agent providing for the management of the Apartment Complex.

    "Member-Manager" means David W. Adams of 2832 Woodbury Circle,
St. George, Utah 84770 and/or any other Person or Entity admitted as a Member who is vested with authority to manage the Company pursuant to this Agreement, including particularly but without limitation Article VIII, and their respective successors pursuant to this Agreement, including particularly the provisions of Section 7.03 and 9.13.

    "Member-Manager's Special Capital Contribution" has the meaning ascribed to such term in Section 5.1 of this Agreement.

    "Member(s)" means any one of, or collectively, the Investment
Member, BCTC 94, Inc., and the Member-Manager, and any such other
Person which may join the Company in such Person's capacity as a "member" as such term is defined pursuant to the Act.

    "Member Loan Nonrecourse Deductions" means any deductions of the Company that are attributable to a nonrecourse liability for which a Member bears the risk of loss within the meaning of Treasury
Regulation Section 1.704-2(i).

    "Member Nonrecourse Debt Minimum Gain" has the meaning attributed to "partner loan nonrecourse debt minimum gain" in Treasury Regulation 1.704-2(i)(3).

    "Minimum Gain" means the amount determined by computing, with respect to each non-recourse liability of the Company, the amount of Taxable Income, if any, that would be realized by the Company if it disposed of (in a taxable transaction) the property subject to such liability in full satisfaction thereof, and by then aggregating the amounts so computed, in accordance with Treasury Regulation 1.704-2(d). For purposes of determining the amount of such Taxable Income with respect to a liability, the adjusted basis, for federal income tax purposes, of the asset subject to the liability shall be allocated among all the liabilities that the asset secures in the manner set forth in Treasury Regulation 1.704-2(d)(2) (or successor provisions). If Company property subject to one or more non-recourse liabilities of the Company is, under Treasury Regulation 1.704-1(b)(2)(iv)(d),(f), or
(r), properly reflected on the books of the Company at a book value that differs from the adjusted tax basis of such property, then the determination of Minimum Gain shall be made with reference to such book value.

    "Minimum Set-Aside Test" means the set-aside test selected by the Company pursuant to Section 42(g) of the Code with respect to the percentage of units in its Apartment Complex to be occupied by tenants with incomes equal to no more than a certain percentage of area median income. The Company has selected or will select the 40-60 Set-Aside Test as the Minimum Set-Aside Test.

    "Mortgage(s)" means, collectively, the Construction Deed of Trust, the Permanent Deed of Trust and the Trust Deed given by the Company to the respective Lender securing the Mortgage Loan(s).

    "Mortgage Loan(s)" means, the Construction Loan in the total principal amount of $1,840,000 made to the Company by the Construction Lender, as evidenced by the Loan Documents including without limitation the Construction Notes given by the Company to the Lender, secured by the Mortgage and other related security documents and financing statements, and the subsequent Permanent Loans in the original principal amount of $1,000,000 secured by a first mortgage (the "First Mortgage Loan") and a Second Mortgage Loan in the original principal amount of $312,500 extended to take-out the Construction Loan, and all related security documents and financing statements.

    "Net Capital Contribution" means an amount equal to a Member's paid-in Capital Contribution, less the aggregate amount of cash distributions, if any, made to such Member hereunder, excluding repayment of loans or fees for services, as provided in the definition of Cash Flow.

    "Nonrecourse Deductions" has the meaning set forth in Section 1.704-2(c) of the Treasury Regulations. The amount of Nonrecourse Deductions for a Fiscal Year of the Company equals the net increase, if any, in the amount of Minimum Gain during that Fiscal Year, determined according to the provisions of Treasury Regulation Section 1.704-2(c).

    "Notice" means a writing containing the information required by this Agreement to be communicated to a Member and sent by registered or certified mail, postage prepaid, return receipt requested, to such Member at the last known address of such Member, the date of registry thereof or the date of the certification receipt therefor being deemed the date of such Notice; provided, however, that any written communication containing such information sent to such Member actually received by such Member shall constitute Notice for all purposes of this Agreement.

    "Operating Agreement" means this Amended and Restated Operating Agreement, as amended from time to time.

    "Operating Deficit" means the amount by which (i) the income of the Company from rental payments made by tenants of the Apartment Complex and all other income of the Company, including unrestricted earnings on reserve or escrow funds (other than proceeds of any loans to the Company and investment earnings on funds on deposit in the Reserve Fund for Replacements) for a particular period of time, is exceeded by (ii) the sum of all the operating expenses, including all Debt Service payments, operating and maintenance expenses, deposits into the Reserve Fund for Replacements, any Lender's fee payments, and all other Company obligations or expenditures, excluding payments to the Member-Manager, payments for construction of the Apartment Complex and fees and other expenses and obligations of the Company to be paid from the Capital Contributions of the Investment Member to the Company pursuant to this Agreement, during the same period of time.

    "Operating Deficit Loan" means a loan made pursuant to Section
9.09(b) herein.


    "Percentage Interest" means the percentage Interest of each Member as set forth in Section 6.01 herein.

    "Permanent Lender" means ARCS Affordable Housing in its capacity as maker of the Permanent Mortgage Loan, or its successors and assigns in such capacity, including any substitute Lenders permitted pursuant to Section 9.02(b)(v) hereof, each acting through any authorized representative.

    "Permanent Loan(s)" means the Mortgage Loan upon take-out by the Permanent Lender and by the Second Lender in the maximum aggregate loan amount of $1,000,000.

    "Person" means any individual, partnership, corporation, trust or other Entity.

    "Plans and Specifications" means the plans and specifications for construction of the Apartment Complex, referred to in the Construction Contract and any changes thereto made in accordance with the terms of this Agreement.

    "Pledge Agreement" has the meaning set forth in Section 9.10 of this Agreement.

    "Project Documents" means and includes the Loan Documents, the Extended Use Commitment, the Management Agreement, the Pledge Agreement and all other instruments delivered to (or required by) the Lender or the Agency and all other documents relating to the Apartment Complex and by which the Company is bound, as amended or supplemented from time to time.

    "Projected Credit" means Low-Income Housing Tax Credits in the amount of $276,317.00 for 1997, $367,606.00 per year for each of the years 1998 through 2006, and $91,289.00 for 2007, which the Member-Manager has projected to be the total amount of the Tax Credits which will be allocated to the Investment Member by the Company, constituting ninety-nine percent (99%) of the Tax Credits which are projected to be available to the Company; provided, however, that if the Actual Credit for 1997 is greater than (or less than) $276,317.00, the Projected Credit for the year 2007 shall be reduced (increased) by an amount equal to the amount by which the Actual Credit for 1997 exceeds (or is less than) $276,317.00.

    "Rent Restriction Test" means the test pursuant to Section 42 of the Code whereby the gross rent charged to tenants of the low-income units in the Apartment Complex cannot exceed 30% of the qualifying income levels of those units under Section 42.

    "Rental Achievement" means the date upon which the following conditions shall have occurred for any three consecutive full calendar months, with each such calendar month taken individually, after Substantial Completion:

    (a) The Company shall have maintained a Debt Service Coverage Ratio of not less than 1.10; and

    (b) The Apartment Complex shall have achieved a 94% occupancy rate.

    "Reserve Fund for Replacements" means the reserve fund for replacements with respect to the Apartment Complex as established pursuant to the provisions of Section 9.18(a) of this Agreement.

    "Revenues" means all cash receipts of the Company during any period except for Capital Contributions, proceeds from the liquidation, sale or refinancing of Company property or of a Capital Transaction, or the proceeds of any loan to the Company.

    "Revised Projected Credit" has the meaning set forth in Section 6.01(d)(i) herein.

    "Second Lender" means Olene Walker Housing Trust Fund in its capacity as second mortgagee and maker of the Second Mortgage Loan, or its successors and assigns in such capacity, including any substitute Lenders permitted pursuant to Section 9.02(b)(v) hereof, each action, through any authorized representative.

    "Second Mortgage Loan" means a second Mortgage Loan to the Company from the Second Lender in the original principal amount of $312,500, which Second Mortgage Loan shall be secured by a zero-coupon bond as set forth pursuant to Section 6.06 hereof and as more specifically set forth under those Loan Documents applicable to the Second Mortgage Loan.

    "Share of Minimum Gain"  means for each Member, the excess of
(1) the sum of (a) the aggregate Non-Recourse Deductions allocated to such Member (and such Member's predecessors in interest) up to that time and (b) the aggregate distributions to such Member (and such Member's predecessors in interest) up to that time of proceeds of a non-recourse liability that are allocable to an increase in Company Minimum Gain over (2) the sum of (a) such Member's (and such Member's predecessors' in interest) aggregate share of the net decrease in Company Minimum Gain up to that time and (b) such Member's (and such Member's predecessors' in interest) aggregate share of the decreases up to that time in Company Minimum Gain resulting from re-valuations of Company Property subject to one or more non-recourse liabilities of the Company, as more fully set forth in Treasury Regulation 1.704-2(g).

    "Special Member" means BCTC 94, Inc., which is a Member of the Company.

    "State" means the State of Utah.

    "State Designation" means, with respect to the Apartment
Complex, the final allocation by the Agency of Low-Income Housing Tax Credits, as evidenced by the receipt by the Company of IRS Form 8609 executed by the Agency as to all buildings in the Apartment Complex. In the event that State Designation is anticipated to occur more than 60 days after the Agency's receipt of Cost Certification, then, for purposes of Section 6.01(c) hereof, State Designation shall mean evidence of the Agency's receipt of Cost Certification, provided that the Company has received a valid Carryover Allocation of 1996 Tax Credits which remains in full force and effect.

    "Subordinated Loan" means any loan made by the Member-Manager to the Company pursuant to Section 9.17.

    "Substantial Completion" means the date upon which the Company has received all necessary certificates of substantial completion or certificates of occupancy from the applicable governmental jurisdiction(s) or authority(ies) and by the inspecting architect for one hundred percent (100%) of the apartment units in the Apartment Complex; provided, however, that Substantial Completion shall not be deemed to have occurred if on such date any liens or other encumbrances as to title to the Land and the Apartment Complex exist, other than those securing the Mortgage Loan and/or those Consented to by the Investment Member.

    "Substitute Member" means any Person admitted to the Company as a Member pursuant to Section 10.03.

    "Syndication Expenses" means all expenditures classified as syndication expenses pursuant to Treasury Regulation Section 1.709-2(B). Syndication Expenses shall be taken into account in determining and maintaining Capital Accounts pursuant to Section 11.12 of this Agreement at the time they would be taken into account under the Company's method of accounting if they were deductible expenses.

    "Tax Credit" means the Low-Income Housing Tax Credit.

    "Tax Credit Set Aside" means the date upon which the Company receives a reservation, effective for 1996, and subject to a carryover allocation of Tax Credits meeting the requirements of Section 42(h)(1)(E) of the Code and Treasury Regulations for an allocation of Tax Credit for the building(s) constituting the Apartment Complex in an annual dollar amount of not less than $370,117, which reservation shall not have expired or been revoked prior to the date on which the First Installment is paid. The Tax Credit Set Aside for the Company was issued by the Agency through a Conditional Reservation Letter to the Company dated May 1, 1996.

    "Tax Members" means the Investment Member and BCTC 94, Inc.

    "Taxable Income" and "Tax Losses" means the Company's taxable income or tax losses, respectively, for each fiscal year (or part thereof) as determined for federal income tax purposes, including, where the context requires, all items of income, gain, loss, deduction and credit which enter into the computation thereof.

    "UCA" shall have the same meaning as "Act" as set forth herein.


ARTICLE III
PURPOSE AND BUSINESS OF THE COMPANY

    3.01. Purpose of the Company. The Company has been organized to acquire the Land and to develop, finance, construct, own, maintain, operate and sell or otherwise dispose of the Apartment Complex, in order to obtain long-term appreciation, cash income, Tax Credits and tax losses and to manage the Apartment Complex in a manner that provides and preserves safe, decent, affordable housing and needed supportive services.

    3.02. Authority of the Company. In order to carry out its purpose, the Company is empowered and authorized to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of its purpose, and for the protection and benefit of the Company, including but not limited to the following:

    (a)  acquire ownership of the Land;

    (b) construct, operate, maintain, improve, buy, own, sell, convey, assign, mortgage, rent or lease any real estate and any personal property necessary to the operation of the Apartment Complex;

    (c) provide housing, subject to the Minimum Set-Aside Test and the Rent Restriction Test and consistent with the requirements of the Project Documents so long as any Project Documents remain(s) in force;

    (d) enter into any kind of activity, and perform and carry out contracts of any kind necessary to, or in connection with, or incidental to, the accomplishment of the purposes of the Company;

    (e) borrow money and issue evidences of indebtedness in furtherance of the Company business and secure any such indebtedness by mortgage, pledge, or other lien;

    (f) maintain and operate the Apartment Complex, including hiring the Management Agent (which Management Agent may be any of the Members or an Affiliate thereof) and entering into any agreement for the management of the Apartment Complex during its rent-up and after its rent-up period;

    (g) subject to the approval of the Agency and/or the Lender, if required, and to other limitations expressly set forth elsewhere in this Agreement, negotiate for and conclude agreements for the sale, exchange, lease or other disposition of all or substantially all of the property of the Company, or for the refinancing of any mortgage loan on the property of the Company;

    (h) enter into the Loan Documents with the Lender and grant the Mortgages, enter into the Mortgage Loan and all other documents required by the Lender with respect to the Mortgage Loan, and the Extended Use Commitment with the Agency, providing for regulations with respect to rents, profits, dividends and the disposition of the Apartment Complex and the long-term use of the Apartment Complex for low-income housing;

    (i) rent dwelling units in the Apartment Complex from time to time, in accordance with the provisions of the Code applicable to Low-Income Housing Tax Credits and in accordance with applicable federal, state and local regulations, collecting the rents therefrom, paying the expenses incurred in connection with the Apartment Complex, and distributing the net proceeds to the Members, subject to any requirements which may be imposed by the Extended Use Commitment and the Loan Documents; and

    (j) do any and all other acts and things necessary or proper in furtherance of the Company business.

ARTICLE IV

(INTENTIONALLY DELETED)

ARTICLE V
REPRESENTATIONS, WARRANTIES AND COVENANTS;
DUTIES AND OBLIGATIONS

    5.01. Representations, Warranties and Covenants Relating to the Apartment Complex and the Company. As of the date hereof, the Member-Manager hereby represents, warrants and covenants to the Company and to the Members that:

    (a) the construction and development of the Apartment Complex has begun or shall commence within three (3) business days from the date of the Initial Closing and shall be completed in a timely and workmanlike manner in accordance with (i) all applicable requirements of the Construction Contract and the Project Documents, (ii) all applicable requirements of all appropriate governmental entities, and
(iii) the Plans and Specifications of the Apartment Complex that have been or shall be hereafter approved by the Lender and any applicable governmental entities, as such Plans and Specifications may be changed from time to time with the approval of the Lender and any applicable governmental entities, if such approval shall be required;

    (b) at the time of commencement of construction, at Initial Closing and as of the date hereof, the Land was, and is properly zoned for the Apartment Complex, all consents, permissions and licenses required by all applicable governmental entities have been obtained (excepting however the building permits which cannot be issued until certain conditions contained in an Order of Conditions dated as of ________________ from ______________ have been met, but which such conditions the Member-Manager shall meet or shall cause to be met on a timely basis in good faith, and excepting any certificates of occupancy which must be obtained prior to the occupancy of the Apartment Complex, which such certificates will be obtained by the Member-Manager on behalf of the Company), and the Apartment Complex conformed and conforms to all applicable federal, state and local land use, zoning, environmental and other governmental laws and regulations;

    (c) all appropriate public utilities, including sanitary and storm sewers, water, gas and electricity, are currently available and will be operating properly for those units in the Apartment Complex at the time of first occupancy of such units;

    (d) at Initial Closing and as of the date hereof, good and marketable fee simple title to the Apartment Complex was and is held by the Company, and title insurance policies of a financially responsible institution acceptable to the Lender and to BCTC 94, Inc., in the amount of the replacement cost of the Apartment Complex, which amount shall not be less than the aggregate of the Capital Contributions of the Member-Manager and the Investment Member and the principal amount of the Mortgage Loan (as to the Company) in favor of the Lender and the Company, respectively, were issued on or before Initial Closing, and shall remain in full force and effect, subject only to such easements, covenants, restrictions and such other standard exceptions as are normally included in owner's or mortgagee's title insurance policies and which are acceptable to BCTC 94, Inc. and the Lender and shall contain a non-imputation endorsement as to the Investment Member and BCTC 94, Inc. and such other endorsements as deemed reasonably necessary by the Lender and BCTC 94, Inc.;

    (e) the Member-Manager is not aware of any default under any agreement, contract, lease, or other commitment, or of any claim, demand, litigation, proceedings or governmental investigation pending or threatened against it, the Apartment Complex or the Company, or related to the business or assets of the Company or of the Apartment Complex, which claim, demand, litigation, proceeding or governmental investigation could result in any judgment, order, decree, or settlement which would materially and adversely affect the business or assets of the Company, the Member-Manager, or of the Apartment Complex;

    (f) except for the commitment fees paid to the Lender, neither the Member-Manager nor any Affiliate of the Member-Manager or the Company, has entered, or shall enter, into any agreement or contract for the payment of any Mortgage Loan discounts, additional interest (except for additional interest pursuant to the terms of the Construction Loan), yield maintenance or other interest charges or financing fees or any agreement providing for the guarantee of payment of any such interest charges or financing fees relating to the Mortgage Loan, except for such certain exceptions to non-recourse liability as enforceable against David W. Adams as a "Key Principal" of the Company pursuant to the Mortgage Loans.

    (g) the execution of this Agreement, the incurrence of the obligations set forth in this Agreement, and the consummation of the transactions contemplated by this Agreement do not violate any provision of law, any order, judgment or decree of any court binding on the Company, the Member-Manager or any of them or their Affiliates, any provision of any indenture, agreement, or other instrument to which the Company or they or either of them is a party or by which the Company or the Apartment Complex is affected, and is not in conflict with, and will not result in a breach of or constitute a default under any such indenture, agreement, or other instrument or result in creating or imposing any lien, charge, or encumbrance of any nature whatsoever upon the Apartment Complex;

    (h) the Construction Contract has been entered into between the Company and the Contractor; no other consideration or fee shall be paid to the Contractor, in its capacity as the Contractor, other than the amounts set forth in the Construction Contract or as evidenced by change orders approved by the Lender or as otherwise disclosed in writing to and approved by the Investment Member; and all change orders that have been submitted by the Contractor to date have been paid in full;

    (i) at Initial Closing and as of the date hereof, a builder's risk insurance policy was and is in full force and effect, and fire and extended coverage insurance and earthquake insurance, each for the full replacement value of the Apartment Complex (excluding the value of the Land, site utilities, landscaping and foundations) which shall include flood insurance, if the Apartment Complex is in a flood hazard area designated by the United States Department of Housing and Urban Development, evidence of worker's compensation insurance provided by applicable subcontractors of the Apartment Complex in amounts at least equal to the amounts required by law and the Loan Documents and public liability insurance in the amount of not less than $3,000,000 (of which up to $2,000,000 may be provided under an umbrella policy), all in favor of the Company and naming the Investment Member as an additional insured and loss payee, are in full force and effect and will be maintained in full force and effect during the term of the Company; all such policies shall be in amounts and with insurers satisfactory to BCTC 94, Inc., and shall be paid for out of Company assets; following Substantial Completion, the Member-Manager, on behalf of the Company, will maintain $3,000,000 of liability insurance covering the Land and the Apartment Complex;

    The term "full replacement value" as used herein shall mean and include the total cost of replacement of the Apartment Complex at each respective stage of construction thereof up to completion.

    (j) neither the Member-Manager nor the Company have incurred any financial responsibility with respect to the Apartment Complex prior to the date of execution of this Agreement, other than such expenses incurred in the ordinary course of construction of similar Projects with respect to such items including without limitation, architect's fees, engineering fees and expenses, permits and such other fees costs and expenses as have been disclosed to the Investment Member;

    (k) at the time of Initial Closing and at Final Closing, at the time of execution of this Agreement, and at Substantial Completion, the Company was, is and will continue to be a valid limited liability company, duly organized under the laws of the State, had, has and shall continue to have full power and authority to acquire the Land and to construct, develop, operate and maintain the Apartment Complex in accordance with the terms of this Agreement, and had taken and shall continue to take all action under the laws of the State and any other applicable jurisdiction that is necessary to protect the limited liability of the Members and to enable the Company to engage in its business;

    (l) no restrictions on the sale or refinancing of the Apartment Complex, other than the restrictions set forth in the Loan Documents, in the Extended Use Commitment, and as set forth in this Agreement, exist as of the date hereof, and no such restrictions shall, at any time while the Investment Member is a Member, be placed upon the sale or refinancing of the Apartment Complex;

    (m) the Apartment Complex is being developed in a manner which satisfies, and shall continue to satisfy, all restrictions, including tenant income and rent restrictions, applicable to projects generating Low-Income Housing Tax Credits under Section 42 of the Code;

    (n) the Projected Credits applicable to the Apartment Complex are $276,317 for 1997, $367,606 per year for each of the years 1998 through 2006, and $91,289 for 2007, which the Member-Manager has projected to be the total amount of the Tax Credits of which will be allocated to the Investment Member by the Company, constituting ninety-nine percent (99%) of the Tax Credits which are projected to be available to the Company; provided, however, that if the Actual Credit for 1997 is greater than (or less than) $276,317, the Projected Credit for the year 2007 shall be reduced (increased) by an amount equal to the amount by which the Actual Credit for 1997 exceeds (or is less than) $276,317;

    (o) the Company shall obtain from the Agency, not later than December 31, 1996, a duly authorized, valid and binding Carryover
Allocation of Low-Income Housing Tax Credits as to the Apartment
Complex in an amount not less than $370,117 per year.

    (p) the Company shall satisfy all conditions to the Agency's allocation of Tax Credits set forth in the Carryover Allocation dated no later than December 31, 1996 and all exhibits thereto and all other documents entered into with the Agency, within the time periods specified and in each case to the extent required to be satisfied as of the date hereof, and is in full compliance with the Agency's requirements;

    (q) to the best of its knowledge after due inquiry, at the time of the execution of this Agreement, the Member-Manager has fully complied with all applicable material provisions and requirements of any and all purchase and/or lease agreements, loan agreements, Project Documents and other agreements with respect to the acquisition, development, financing, construction and operation of the Apartment Complex; it shall take, and/or cause the Company to take, all actions as shall be necessary to achieve and maintain continued compliance with the provisions, and fulfill all applicable requirements, of such agreements.

    (r) the obligations of the Member-Manager will be guaranteed by David W. Adams or another person approved by the Investment Member. Any payments made by David W. Adams, individually, pursuant to the Guaranty and not in his capacity as the Member-Manager, directly to the Company or the Investment Member pursuant to the Guaranty ("Payment on Guaranty") shall be deemed to relieve the Member-Manager of such payment obligation.

    5.02. Duties and Obligations Relating to the Apartment Complex and the Company. The Member-Manager shall have the following duties and obligations with respect to the Apartment Complex and the Company:

    (a) all requirements shall be met which are necessary to obtain or achieve (i) compliance with the Minimum Set-Aside Test, the Rent Restriction Test, and any other requirements necessary for the Apartment Complex to initially qualify, and to continue to qualify, for Tax Credits, including all requirements set forth in the Extended Use Commitment, (ii) issuance of all necessary certificates of occupancy, including all governmental approvals required to permit occupancy of all of the apartment units in the Apartment Complex,
(iii) Initial Closing and Final Closing, and (iv) compliance with all provisions of the Project Documents;

    (b) while conducting the business of the Company, it shall not act in any manner which it knows or should have known after due inquiry will (i) cause the termination of the Company for federal income tax purposes without the Consent of the Investment Member, or
(ii) cause the Company to be treated for federal income tax purposes as an association taxable as a corporation;

    (c) the Apartment Complex shall be managed upon Substantial Completion so that (i) no less than eighty percent (80%) of the gross income from the Apartment Complex in every year is rental income from dwelling units in the Apartment Complex used to provide living accommodations not on a transient basis, (ii) the rental of all units in the Apartment Complex complies with the tenant income limitations and other restrictions under the Rent Restriction Test and as set forth in the Extended Use Commitment and all applicable documents entered into in connection with the Mortgage Loan, and (iii) one hundred percent (100%) of the units in the Apartment Complex are occupied or held for occupancy by individuals with incomes of sixty percent (60%) or less of area median income as adjusted for family size;

    (d) the Member-Manager shall exercise good faith in all activities relating to the conduct of the business of the Company, including the development, operation and maintenance of the Apartment Complex, and shall take no action with respect to the business and property of the Company which is not reasonably related to the achievement of the purpose of the Company;

    (e) all of (i) the fixtures, maintenance supplies, tools, equipment and the like now and to be owned by the Company or to be appurtenant to, or to be used in the operation of the Apartment Complex, as well as (ii) the rents, revenues and profits earned from the operation of the Apartment Complex, will be free and clear of all security interests and encumbrances except for the Mortgage Loan and the Mortgages, and any additional security agreements executed in connection therewith;

    (f) the Member-Manager will execute on behalf of the Company all documents necessary to elect, pursuant to Sections 732, 743 and 754 of the Code, to adjust the basis of the Company's property upon the request of the Investment Member, if, in the sole opinion of the Investment Member, such election would be advantageous to the Investment Member and any such elections (including elections made at the direction or with the consent of the Investment Member) shall not reduce the obligations of the Member-Manager pursuant to Section 6.01(d);


    (g) the Member-Manager shall comply and cause the Company to comply with the provisions of all applicable governmental and contractual obligations;

    (h) the Member-Manager shall be responsible for the payment of any fines or penalties imposed by the Agency or the Lender pursuant to the Project Documents and any documents executed in connection with obtaining Tax Credits (other than with respect to payments of principal or interest under the Mortgage Loan from and after Final Closing);

    (i) the Member-Manager shall promptly notify the Investment Member of any written or oral notice of (i) any default or failure of compliance with respect to the Mortgage Loan or any other financial, contractual or governmental obligation of the Company or the Member-Manager (in the case of the Member-Manager, if such default or failure of compliance may have a material adverse impact on the Company or its operations), or (ii) any IRS proceeding regarding the Apartment Complex or the Company;

    (j) the Member-Manager shall, during and after the period in which it is a Member, provide the Company with such information and sign such documents as are necessary for the Company to make timely, accurate and complete submissions of federal and state income tax returns;

    (k) within thirty (30) days following the Admission Date, the Member-Manager shall submit to Boston Capital evidence of the Company's engagement of Accountants, who have been approved by BCTC 94, Inc., to be responsible for the Company's audit and tax matter reporting obligations under Section 14.04 hereof. BCTC 94, Inc. hereby acknowledges that the accounting firm of Robert Morris, CPA is approved by BCTC 94, Inc. as the initial Accountant for the Company.

    (l) the Member-Manager shall provide to BCTC 94, Inc., for its approval and Consent, prior to execution, a copy of the Extended Use Commitment to be entered into between the Company and the Agency.

    (m) the Member-Manager guarantees that Substantial Completion will occur no later than 15 months after Initial Closing and Final Closing will occur no later than three months thereafter.

ARTICLE VI
MEMBERS, MEMBER INTERESTS
AND OBLIGATIONS OF THE COMPANY

    6.01.     Members, Capital Contributions and Company
Interests.

    (a) The Member-Manager, its principal addresses or places of business, its Capital Contributions and Percentage Interests are as follows:

David W. Adams                                              $100.00
   1.00%
2832 Woodbury Circle
St. George, Utah 84790


    Pursuant to Section 9.10, the entire Development Fee is to be paid from the proceeds of Capital Contributions under Section 6.01(c). In the event that the Company has not paid all or part of the Deferred Development Fee when the final payment is due pursuant to the Development Agreement and Section 9.10 hereof, the Member-Manager shall contribute to the Company an amount equal to any such remaining balance (the "Member-Manager's Special Capital Contribution") and the Company shall thereupon make payment of the balance due under the Development Agreement.


         The Investment Member, its principal office or place of business, its Capital Contribution and its Percentage Interest is as follows:

    Boston Capital Tax
         98.99%
    Credit Fund IV L.P.
    (Series 24)                            (as more
$2,242,395
    c/o Boston Capital               specifically set
    Partners, Inc.                      forth in subparagraph
    One Boston Place                  (c) immediately below)
    21st Floor
    Boston, MA 02110


         (ii) The Special Member, its principal office or place of business, its Capital Contribution and its Percentage Interest is as follows:

    BCTC 94, Inc.                                               $ 10.00
         0.01%
    c/o Boston Capital
       Partners, Inc.
    One Boston Place,
    21st Floor
    Boston, MA 02210

    (c) Subject to the provisions of this Agreement, including without limitation, the provisions of Sections 6.01(d) and 6.03, the Investment Member shall be obligated to make Capital Contributions to the Company in the aggregate amount of $2,242,394 in four (4) installments (the "Installments"), which Installments shall be due and payable in cash by the Investment Member, solely from capital contributions of its investor limited partners, within twenty-one
(21) days after the Investment Member shall have received evidence, reasonably satisfactory to it, of the occurrence of each of the conditions set forth below as to the applicable Installment, as follows:

    (i) $1,111,197 or 49.55% on the latest to occur of (A) Tax Credit Set Aside, (B) Initial Closing, (C) receipt by Boston Capital of an acceptable commitment of the Permanent Lender regarding the Permanent Loan, (D) the Admission Date (the "First Installment");

    (ii) $811,197 or 36.18% on the latest to occur of (A)
Substantial Completion, (B) Cost Certification, (C) receipt by the Company of a Carryover Allocation on or before December 31, 1996 (D) State Designation (E) receipt of an updated title insurance policy satisfactory to BCTC 94, Inc., (F) confirmation by Boston Capital that each of the itemized outstanding due diligence matters identified on
Exhibit 6.01 have been completed by the Member-Manager to the reasonable satisfaction of Boston Capital, (G) receipt of a payoff letter from the Contractor stating that all amounts payable to the Contractor have been paid in full and that the Company is not in violation of the Construction Contract, (H) receipt of an estoppel letter reasonably satisfactory to BCTC 94, Inc. from the Permanent Lender and the Second Lender, or (I) satisfaction of all of the conditions to the payment of the First Installment (the "Second Installment");

    (iii) $300,000 or 13.38% on the latest to occur of (A) Initial 94% Occupancy Date, (B) Final Closing, (D) Rental Achievement, or (E) satisfaction of all of the conditions to the payment of the First and Second Installments (the "Third Installment");

    (iv) $20,000 or 0.89% on the later to occur of (A) the receipt by the Investment Member of the Company's federal income tax return for the year in which Rental Achievement occurred or (B) satisfaction of all conditions to the payment of the First, Second, and Third Installments (the "Fourth Installment").

As a condition precedent to each payment set forth above other than the First Installment, the Member-Manager shall, not less than twenty
(20) days nor more than thirty (30) days prior to the time such Installment is due, give the Investment Member Notice in the form of a written certification that: (A) all conditions precedent to such Installment have been satisfied, (B) the representations, warranties and covenants given by the Member-Manager in Section 5.01(a) are valid and accurate, where still applicable, with respect to the Member-Manager, the Company and/or the Apartment Complex, as of the date of such certificate, and (C) to the best of their knowledge, after due inquiry, no condition exists which would, pursuant to Section 6.03, entitle the Investment Member to withhold the payment of such Installment. Based upon the giving of such Notice, such Installment shall be made on the due date therefor, or if such Notice is not timely given, then within twenty-one (21) days after receipt of such Notice.

    (d) (i) Upon the occurrence of Cost Certification and State Designation, if ninety-nine percent (99%) of the aggregate amount of Tax Credits: (A) for which the Company would be eligible with respect to the Apartment Complex based upon the Cost Certification, and/or (B) allocated by the Agency with respect to the Apartment Complex, is less than the aggregate amount of the Projected Credit (the "Allocation Differential"), then the Capital Contribution of the Investment Member shall be reduced by the "Adjustment Amount". The Adjustment Amount shall be equal to the Allocation Differential multiplied by eighty one and 37/100 percent (81.371%). Any such reduction in Capital Contribution shall be applied to reduce the Second Installment and if, and to the extent necessary, the Third Installment and if, and to the extent necessary, the Fourth Installment. If no further Installments are due to be paid, then the entire amount of such reduction shall be repaid by the Company to the Investment Member promptly after demand is made therefor. The Member-Manager is obligated to provide such funds to the Company as shall be necessary to cause the aforesaid payment to be made by the Company to the Investment Member. In the event that there is a reduction in Capital Contributions equal to the Adjustment Amount, then the amount of the Projected Credit shall be proportionately reduced to reflect the Allocation Differential, and thereafter shall be referred to as the "Revised Projected Credit".

         (ii) If at any time the Accountants determine that, for any fiscal year or portion thereof during the Company's operation, ending on the date five (5) years from and after the date of Substantial Completion (the "Reduction Period"), the Actual Credit for such fiscal year or portion thereof is less than the Projected Credit (or Revised Projected Credit) applicable to such fiscal year or portion thereof, then the Capital Contribution of the Investment Member shall be reduced by the Reduction Amount. The Reduction Amount shall be equal to the sum of (A) the Credit Shortfall multiplied by eighty-one and 37/100 percent (87.31%), and (B) the amount of any recapture, interest or penalty payable by the limited partners of the Investment Member (assuming pass through of all such liability in the year incurred and a tax rate equal to the maximum individual rate applicable in such year) as a result of the Credit Shortfall for such year. Any reduction in Capital Contribution shall first be applied to reduce the Installment next due to be paid by the Investment Member, and any portion of such reduction in excess of such Installment shall be applied to reduce succeeding Installments. If no further Installments are due to be paid, then the entire amount of such reduction shall be repaid by the Company to the Investment Member promptly after demand is made therefor. The Member-Manager is obligated to provide such funds to the Company as shall be necessary to cause the aforesaid payment to be made by the Company to the Investment Member.

         (iii) In the event that, for any reason, at any time after the Reduction Period, there is a Credit Shortfall with respect to any fiscal year during the Company's operation, the Investment Member shall be treated as having made a constructive advance to the Company with respect to such year (a "Credit Recovery Loan"), which shall be deemed to have been made on January 1 of such year, in an amount equal to the sum of (A) the Credit Shortfall for such year, plus (B) the amount of any recapture, interest or penalty payable by the limited partners of the Investment Member (assuming pass-through of all such liability in the year incurred and a tax rate equal to the maximum individual rate applicable in such year) as a result of the Credit Shortfall for such year. Credit Recovery Loans shall be deemed to bear simple (not compounded) interest, from the respective dates on which such principal advances are deemed to have been made under this
Section 6.01(d) (iii) at 9% per annum. Credit Recovery Loans shall be repayable by the Company as provided in Sections 12.03(A)(c) and 12.04(A)(b).

    (f)  Without the Consent of all of the Members, no additional
Persons may be admitted as additional Members and Capital
Contributions may be accepted only as and to the extent expressly provided for in this Article VI.

    6.02. Return of Capital Contribution. Except as provided in this Agreement, no Member shall be entitled to demand or receive the return of his Capital Contribution.

    6.03. Withholding of Capital Contribution Upon Default. In the event that: (a) either the Member-Manager, or any successor Member-Manager shall not have substantially complied with any material provisions under this Agreement, after Notice from the Investment Member of such noncompliance and failure to cure such noncompliance within a period of sixty (60) days from and after the date of such Notice, or (b) Lender shall have declared the Company to be in default under the Mortgage Loan or (c) foreclosure proceedings shall have been commenced against the Apartment Complex, then the Company and the Investment Member, at its sole election, may cause the withholding of payment of any Installment otherwise payable to the Company. Notwithstanding the provisions herein, in the event that an Installment payment becomes due during the cure period stated in this
Section 6.03(a), the Investment Member, at its sole election, may cause the withholding of any payment of any such Installment otherwise payable to the Company until the termination of such cure period, and then, according to the provisions herein.

    All amounts so withheld by the Investment Member under this
Section 6.03 shall be promptly released to the Company only after the Member-Manager or the Company has cured the default justifying the withholding, as demonstrated by evidence reasonably acceptable to the Investment Member.

    6.04. Legal Opinions. As a condition precedent to payment of the First Installment, the Investment Member shall have received the opinion of Jones, Waldo, Holbrook & McDonough, counsel to the Company and to the Member-Manager, which opinion shall be in form and substance satisfactory to the Investment Member and shall explicitly state that Hinckley, Allen & Snyder, of Boston, Massachusetts, counsel to the Member, may explicitly rely upon them.

    6.05.     Repurchase Obligation.

    (a) If (i) the Company does not receive a Carryover Allocation of Tax Credits by December 31, 1996; (ii) Substantial Completion has not occurred and/or the Apartment Complex is not placed in service by December 1997; (iii) the Company has not received State Designation by December 1, 1997; (iv) Rental Achievement does not occur within twelve
(12) months from and after the occurrence of Substantial Completion;
(v) the Company fails to initially meet the Minimum Set-Aside Test and the Rent Restriction Test within twelve (12) months of the date that the Apartment Complex is placed in service; (vi) the Company fails to meet either the Minimum Set-Aside Test and the Rent Restriction Test at anytime during the first sixty (60) months after initial achievement of the Minimum Set Aside and Rent Restriction Tests (vii) Final Closing has not occurred by December 1997; (viii) an event of default described in Section 6.03(a), (b) and/or (c) shall exist and shall not have been cured within 30 days after the occurrence of such default; (ix) the Member-Manager fails to make Subordinated Loans as required by this Agreement; then the Member-Manager shall, within 30 days of the occurrence thereof, send to the Investment Member Notice of such event and of its obligation to purchase the Interest of the Investment Member hereunder and pay to the Investment Member the Invested Amount in the event the Investment Member in its sole discretion requires such purchase of its Interest. Thereafter, the Member-Manager, within 30 days of its receipt of Notice from the Investment Member of such election, shall acquire the entire Interest of the Investment Member in the Company by making payment to the Investment Member, in cash, of an amount equal to the Invested Amount.

    (b) If the Lender and/or the Agency shall disapprove the Investment Member as a Member hereunder within 180 days of its admission to the Company, then the Investment Member shall, effective as of such time (or such other time as may be specified by the Lender and/or the Agency in its disapproval), cease to be a Member. The Member-Manager shall, within 10 days of the effective date of such termination, purchase the Interest of the Investment Member in the Company and pay to the Investment Member an amount equal to its Net Capital Contribution.

(c) Upon receipt by the Investment Member of any such payment of its Net Capital Contribution or the Invested Amount, as applicable, the Interest of the Investment Member shall terminate, the Investment Member shall execute, acknowledge and deliver such documents of assignment as the Member-Manager shall require and effectuate the termination or transfer of its Interest, and the Member-Manager shall indemnify and hold harmless the Investment Member from any losses, damages, and/or liabilities to which the Investment Member (as a result of its participation hereunder) may be subject, except as and to the extent of any losses, damages and/or liabilities arising from the Investment Member's own negligence, misconduct or fraud.

6.06 Member-Manager Development Agreement and Bond Purchase for Second Mortgage Loan.

    Pursuant to the terms of the Second Mortgage Loan, the Member-Manager shall enter into a Development Agreement with the Developer dated as of the date of this Agreement (the "Development Agreement") pursuant to which the Developer shall purchase a zero coupon bond from Bank One, Arizona, NA, in the face amount of $85,000 (the "Bond"). The Bond shall be deposited in escrow with the Treasurer of the State of Utah as escrow agent for the benefit of the Company upon receipt of 90% of the Second Mortgage Loan Proceeds and for the purpose of funding certain "residuals" of the Second Mortgage Loan due fifteen years from the date of closing of the Second Mortgage Loan (the "residual funding"). Any rents received by the Company from any HUD Section 8 Certificate Holder Tenants in excess of those approved by the Utah Housing Finance Agency, currently set at $117/unit/month ("Excess Rents") shall be deposited into a separate interest-bearing account at a federally insured lending institution acceptable to and jointly controlled by the Member-Manager and the Investment Member, and distributed annually to the Developer for the purpose of reimbursing the Developer for the cost of the Bond in accordance with the Trust Deed Note and the Trust Deed until such time as the Bond cost has been fully repaid.

ARTICLE VII
CHANGES IN MANAGERS

    7.01.     Withdrawal of a Member-Manager.

    (a) A Member-Manager may withdraw from the Company or sell, transfer or assign his or its Interest as Member-Manager only with the prior Consent of the other Members, and of the Lender, if required, and only after being given written approval by the necessary parties as provided in Section 7.02, and by the Lender, if required, of the Member-Manager(s) to be substituted for him or it or to receive all or part of his or its Interest as Member-Manager.

    (b) In the event that a Member-Manager withdraws from the Company or sells, transfers or assigns his or its entire Interest pursuant to Section 7.01(a), he or it shall be and shall remain liable for all obligations and liabilities incurred by him or it as Member-Manager, or arising out of any events occurring before such withdrawal, sale, transfer or assignment shall have become effective, but shall be free of any obligation or liability incurred on account of the activities of the Company from and after the time such withdrawal, sale, transfer or assignment shall have become effective, including without limitation, liability for new advances in Operating Deficit Loans, Subordinated Loans, Reserve Fund Replacements, payments under Section 6.05, Asset Management Fees and Contributions for Development Fees.

    In the event that the Member-Manager withdraws from the Company or sells, transfers or assigns its entire interest pursuant to Section 7.01(a), the Guarantor shall remain liable for all obligations and liabilities so long as, and to the extent of the Member-Manager, and shall be free of any obligation or liability similarly as the Member-Manager, hereunder.

    7.02. Admission of a Successor or Additional Member-Manager. A Person shall be admitted as a Member-Manager of the Company only if the following terms and conditions are satisfied:

    (a) the withdrawal of any withdrawing Member-Manager and the admission of such Person shall have been Consented to by each of the remaining Members or their successors, and Consented to, if required, by the Lender;

    (b) the successor or additional Person shall have accepted and agreed to be bound by (i) all the terms and provisions of this Agreement, by executing a counterpart hereof, and (ii) all the terms and provisions of the Loan Documents, including by executing a counterpart thereof to the extent required by a Lender, and (iii) all the terms and provisions of such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a Member-Manager, and an amendment to this Agreement and/or the Certificate, as applicable, evidencing the admission of such Person as a Member-Manager shall have been filed and all other actions required by Section 1.05 in connection with such admission shall have been performed;

    (c) if the successor or additional Person is a corporation or a limited liability company, it shall have provided the Company with evidence satisfactory to counsel for the Company of its authority to become a Member-Manager, to do business in the State and to be bound by the terms and provisions of this Agreement; and

    (d) counsel for the Company shall have rendered an opinion that the admission of the successor or additional Person is in conformity with the Act and that none of the actions taken in connection with the admission of the successor Person will cause the termination or dissolution of the Company or will cause it to be classified other than as a partnership for federal income tax purposes.

    7.03. Effect of Bankruptcy, Death, Withdrawal, Dissolution or Incompetence of a Member-Manager.

    (a) In the event of the Bankruptcy of a Member-Manager or the withdrawal, death or dissolution of a Member-Manager or an adjudication that a Member-Manager is incompetent (which term shall include, but not be limited to, insanity), all of the remaining Members within ninety (90) days after receiving Notice of such Bankruptcy, withdrawal, death, dissolution or adjudication of incompetence elects to designate a successor Member-Manager if there is no Member-Manager remaining and continue the Company upon the admission of such successor Member-Manager to the Company, the Company shall be dissolved.

    (b) Upon the Bankruptcy, death, dissolution or adjudication of incompetence of a Member-Manager, such Member-Manager shall immediately cease to be a Member-Manager and his or its Interest shall without further action be converted to the Interest of a non-managing Member; that if such Bankrupt, dissolved, incompetent provided that, if such Bankrupt, dissolved, incompetent or deceased Member-Manager is the sole remaining Member-Manager, the converted Company Interest of such replaced Member-Manager shall be ratably reduced to the extent necessary to insure that the substitute Member-Manager holds a 1% Percentage Interest (as set forth in Section 6.01) and will receive a 50% distribution of the Member-Manager's percentage pursuant to
Section 12.04A(f); such replaced Member-Manager whose Interest has been converted to that of a non-manager Member shall remain entitled to his or its proportionate share of the remainder of the distribution pursuant to Section 12.04A(f), and shall be entitled to repayment of all loans previously made and fees accrued but not paid, up to such time of conversion, but shall not be entitled to repayment of any loans made or fees accrued subsequent to such time of conversion, and shall be released from liabilities incurred after conversion, as provided in Section 7.01(b).

    Except as set forth above, such conversion of a Member-Manager Interest to the Interest of a non-manager Member shall not affect any rights, obligations or liabilities (including without limitation, any of the Member-Manager's obligations under Section 9.09 herein) of the Bankrupt, deceased, dissolved or incompetent Member-Manager existing prior to the Bankruptcy, death, dissolution or incompetence of such person as a Member-Manager (whether or not such rights, obligations or liabilities were known or had matured).

    (c) If, at the time of the withdrawal, Bankruptcy, death, dissolution or adjudication of incompetence of a Member-Manager, the Bankrupt, deceased, dissolved or incompetent Member-Manager was not the sole Member-Manager of the Company, the remaining Member-Manager or Member-Managers shall promptly (i) give Notice to the Members of such Bankruptcy, death, dissolution or adjudication of incompetence, and (ii) make such amendments to this Agreement and execute and file such amendments or documents or other instruments as are necessary to reflect the conversion of the Interest of the Bankrupt, deceased, dissolved or incompetent Member-Manager and his having ceased to be a Member-Manager. The remaining Member-Manager or Member-Managers are hereby granted an irrevocable power of attorney to execute any or all documents on behalf of the Members and the Company and to file such documents as may be required to effectuate the provisions of this
Section 7.03.

ARTICLE VIII
ASSIGNMENT TO THE COMPANY

    8.01 Assignment or Contracts, etc. The Member-Manager hereby transfers and assigns to the Company all of its right, title and interest in and to the Apartment Complex, including the following:

    (i) all contracts with engineers and contractors with respect to the construction or development of the Apartment Complex;

    (ii) all plans, specifications and working drawings, heretofore prepared or obtained in connection with the Apartment Complex and all governmental approvals obtained, including planning, zoning and building permits;

    (iii)     any and all commitments with respect to the Mortgage
Loan; and

    (iv)      any other work product related to the Apartment Complex.


 ARTICLE IX
RIGHTS, OBLIGATIONS AND POWERS
OF THE MEMBER-MANAGER

    9.01.     Management of the Company.

    (a) Except as otherwise set forth in this Agreement and except for matters on which the Members' approval is required by the Act or this Agreement, the Member-Manager, within the authority granted to such Member-Manager under this Agreement, shall have full, complete and exclusive discretion to manage and control the business of the Company for the purposes stated in Article III, shall make all decisions affecting the business of the Company and shall manage and control the affairs of the Company to the best of his ability and use his best efforts to carry out the purpose of the Company. In so doing, the Member-Manager shall take all actions necessary or appropriate to protect the interests of the Members and of the Company. The Member-Manager shall devote such of its/their time as is necessary to the affairs of the Company.

    (b) Except as otherwise set forth in this Agreement and subject to the applicable Lender's rules and regulations and the provisions of the Project Documents, the Member-Manager (acting for and on behalf of the Company), in extension and not in limitation of the rights and powers given by law or by the other provisions of this Agreement, shall, in his sole discretion, have the full and entire right, power and authority in the management of the Company business to do any and all acts and things necessary, proper, convenient or advisable to effectuate the purpose of the Company. In furtherance and not in limitation of the foregoing provisions, the Member-Manager is specifically authorized and empowered to execute and deliver, on behalf of the Company, the Project Documents and to execute any and all other instruments and documents, and amendments thereto, as shall be required in connection with the Mortgage Loan, including, but not limited to, executing any mortgage, note, contract, building loan agreement, bank resolution and signature card, release, discharge, or any other document or instrument in any way related thereto or necessary or appropriate in connection therewith; provided, however, that copies of all applications for advances of Mortgage Loan proceeds which occur after the Admission Date shall be provided to the Investment Member prior to the disbursement of any funds pursuant thereto. All decisions made for and on behalf of the Company by the Member-Manager shall be binding upon the Company. No person dealing with the Member-Manager shall be required to determine said Member-Manager's authority to make any undertaking on behalf of the Company, nor to determine any facts or circumstances bearing upon the existence of such authority.

    (c) Subject to the terms of this Operating Agreement, the Member-Manager shall be responsible for the management and administration of the Company business and shall have all rights and authority generally conferred on managers under the Act or necessary, advisable or consistent with accomplishing the purpose of the Company. Subject to the Consent of the Special Member, which Consent shall not be unreasonably withheld, the Member-Manager shall have the power to assign duties and may delegate any of his powers, rights and obligations hereunder and may appoint, employ, contract or otherwise deal with any person for the transaction of business of the Company, which person may, but only under the supervision of the Member-Manager perform any acts or services for the Company as the Member-Manager may approve. The delegating or assigning of such day to day activities as are consistent with the reasonable and ordinary course of managing a project of similar nature to the Apartment Complex and which such activities are not considered, in the reasonable opinion of the Special Member, to affect the Company in any adverse fashion or to be inconsistent with accomplishing the purpose of the Company are included in the responsibilities of the Member-Manager which do not require Consent of the Special Member. For purposes of illustration and not to be construed as a limitation, such activities as the hiring of a resident manager to act in the capacity as a superintendent (as such term is used and applied in the ordinary course of business) to the Apartment Complex shall not require the Consent of the Special Member.

    (d) Notwithstanding anything to the contrary contained herein, the Tax Members reserve the right, at their option to conduct a lease audit on twenty five (25%) percent of the initial leases executed in connection with the Apartment Complex in order to ensure compliance with the applicable Rent Restriction Test, Minimum Set Aside Test, or any other applicable tenant restriction test ("Lease Audit"). The Tax Members shall select at their option, any combination of leases which shall comprise the Lease Audit (the "Selected Leases"). The Lease Audit shall consist of a review of the complete tenant files in connection with the Selected Leases, including but not limited to any tenant financial information. Further, the Lease Audit shall be conducted with the cooperation of, and at the sole cost and expense of the Member-Manager if the Lease Audit reveals a material noncompliance. If the Lease Audit does not reveal a material noncompliance the Tax Members shall bear the cost of such audit.

    9.02.     Limitations Upon the Authority of the Member- Manager.

    (a)   The Member-Manager shall not have any authority to:

         (i) perform any act in violation of any applicable law or regulation thereunder;

         (ii) perform any act in violation of the provisions of the Extended Use Commitment, the Loan Documents, or any other Project Documents;

         (iii) do any act required to be approved or ratified in writing by all Members under the Act unless the right to do so is expressly otherwise given in this Agreement;

         (iv) rent apartments in the Apartment Complex such that the Apartment Complex would not meet the requirements of the Rent Restriction Test or Minimum Set-Aside Test or to any individuals where income exceeds 60% of area median income, as adjusted for family size; or

         (v) borrow from the Company or commingle Company funds with funds of any other Person.

    (b) The Member-Manager shall not, without the Consent of the Special Member, have any authority to:

         (i) sell or otherwise dispose of, at any time, all or substantially all of the assets of the Company;

         (ii) borrow in excess of $10,000 in the aggregate at any one time outstanding on the general credit of the Company, except borrowings constituting Subordinated Loans or Credit Recovery Loans;

         (iii) following Substantial Completion, construct any new or replacement capital improvements on the Apartment Complex which substantially alter the Apartment Complex or its use or which are at a cost in excess of $10,000 in a single Company fiscal year, except (a) replacements and remodeling in the ordinary course of business or under emergency conditions or (b) construction paid for from insurance proceeds;

         (iv) acquire any real property on behalf of the Company in addition to the Apartment Complex; or

         (v) refinance the Mortgage Loan, provided that, with the Consent of the Special Member, the Member-Manager may substitute, in whole or in part, the Mortgage Loan with other permanent first mortgage financing, provided such financing (a) is without recourse to any Member of the Company, (b) has a term that ends no earlier than the last day of the "Compliance Period" as defined in Code Section 42,
(c) has fixed debt service no greater than the fixed debt service applicable to the Mortgage Loan during the Permanent Term and (d) permits use of refinancing proceeds only for Company purposes approved by the Investment Member.

    9.03. Management Purposes. In conducting the business of the Company, the Member-Manager shall be bound by the Company's purpose(s) set forth in Article III.

    9.04. Delegation of Authority. Subject to Section 9.05 hereof, the Member-Manager may employ, contract, or otherwise deal with any Person in connection with the performance of its management responsibilities hereunder, provided such Person acts only under the supervision of the Member-Manager.

    9.05. Member-Manager or Affiliates Dealing with Company.

         (a) David Adams Management shall be the Management Agent for a one year term after Substantial Completion. Thereafter, and as long as there exists no event of default under this Agreement, such term shall be extended on a six (6) month basis. Additionally, thereafter the Member-Manager or any Affiliate may act as Management Agent on such terms and conditions permitted by applicable regulations of the Lender and the Agency, and may receive compensation at the highest rates approved and permitted by the Lender or the Agency at any time; provided, however, that the Management Agent may not receive compensation in excess of six percent (6%) of gross rental receipts received from tenants of the Apartment Complex ("Property Management Fee").

         (b) Notwithstanding anything contained to the contrary herein, the Property Management Fee shall be subordinate at all times to any payments for Debt Service. The Management Agent shall not be entitled at any time to receive any payments in connection with a Property Management Fee until such time as the Investment Member in its sole and reasonable discretion is satisfied that all Debt Service payments and any costs, fees or charges in connection therewith have been paid current, and no event of default exists under any of the Loan Documents.

         (c) The Member-Manager or any Affiliates thereof shall have the right to contract or otherwise deal with the Company for the sale of goods or services to the Company in addition to those set forth herein, including the Construction Contract which is excluded from this Section 9.05, if (A) compensation paid or promised for such goods or services is reasonable (i.e., at fair market value) and is paid only for goods or services actually furnished to the Company, (B) the goods or services to be furnished shall be reasonable for and necessary to the Company, (C) the fees, terms and conditions of such transaction are at least as favorable to the Company as would be obtainable in an arm's-length transaction, (D) no agent, attorney, accountant or other independent consultant or contractor with the exception of Adams Construction Company, or such other consultant or contractor as may be employed by Adams Construction Company as is reasonable and necessary in order to construct and develop the Project, who also is employed on a full-time basis by the Member-Manager or any Affiliate shall be compensated by the Company for his services.

    Any contract covering such transactions shall be in writing and shall be terminable without penalty on sixty (60) days Notice. Any payment made to the Member-Manager or any Affiliate for such goods or services shall be fully disclosed to all Members in the reports required under Section 14.04. Neither the Member-Manager nor any Affiliate shall, by the making of lump-sum payments to any other Person for disbursement by such other Person, circumvent the provisions of this Section 9.05(c).

    9.06.  Other Activities.

    (a) The Member-Manager and any Affiliates thereof may engage in or possess interests in other business ventures of every kind and description for their own account, including, without limitation, serving as manager of a limited liability company or as general partner of a partnerships which own, either directly or through interests in other limited liability companies or partnerships, government-assisted housing projects similar to the Apartment Complex. Neither the Company nor any of the Members shall have any rights by virtue of this Agreement in or to such other business ventures or to the income or profits derived therefrom.


    9.07. Liability for Acts and Omissions. No Member-Manager shall be liable, responsible or accountable in damages or otherwise to any of the Members for any act or omission performed or omitted by him or it, or any of them, in good faith on behalf of the Company and in a manner reasonably believed by him or it or any of them to be within the scope of the authority granted to him or it or any of them by this Agreement and in the best interest of the Company, except for gross negligence, willful misconduct, fraud or any material breach of his or its or their fiduciary duty as Member-Manager with respect to such acts or omissions. Any loss or damage incurred by any Member-Manager by reason of any act or omission performed or omitted by him or it or any of them in good faith on behalf of the Company and in a manner reasonably believed by him or it or any of them to be within the scope of the authority granted to him or it by this Agreement and in the best interests of the Company (but not, in any event, any loss or damage incurred by any Member-Manager by reason of gross negligence, willful misconduct, fraud or any material breach of his or its or their fiduciary duty as Member-Manager with respect to such acts or omissions, or liabilities of the Members chargeable to the Member-Manager) shall be paid from Company assets to the extent available (but the Tax Members shall not have any personal liability to the Member-Manager under any circumstances on account of any such loss or damage incurred by the Member-Manager or on account of the payment thereof). If the guaranties by David W. Adams, in his individual capacity or as the Member-Manager, required by this Agreement, cause any loans or obligations of the Company to be considered recourse loans for tax purposes, David W. Adams shall not be responsible for the resulting tax consequences of such classification and the Investment Member shall hold David W. Adams harmless with respect to such tax consequences.

    9.08.    [Intentionally Deleted.]

    9.09. Construction of the Apartment Complex, Construction Cost Overruns, Operating Deficits.

    (a)  (i)  The Company has entered into the
Construction Contract. The Member-Manager shall be responsible for:

              (A)  achieving completion of
construction of the Apartment Complex on a timely basis in accordance with the Plans and Specifications, this Agreement and the Project
Documents;

              (B)  meeting all requirements for
obtaining all necessary permanent,
unconditional certificates of occupancy for all the apartment units in the Apartment
Complex;

              (C)  fulfilling all actions
required of the Company to assure that the Apartment Complex satisfies the Minimum Set-
Aside Test and the Rent Restriction Test; and

              (D)  causing the making of the
Mortgage Loan by the Lender and the
achievement of Initial Closing and Final
Closing.

         (ii) The Member-Manager hereby is obligated to pay all Excess Development Costs; the Company shall have no obligation to pay any Excess
Development Costs.

         (iii)     In the event that the Member-
Manager shall fail to pay any such Excess
Development Costs as required in this Section
9.09(a), an amount not in excess of such Excess
Development Costs shall be released to the Company pursuant to the terms of the Pledge Agreement (as defined in Section 9.10), and applied by the Company as an offset against such obligations of the Member-
Manager.

Any such direction and application of funds otherwise payable or to be released to the Developer as aforesaid shall be deemed to have been paid by the Company to the Developer and then applied to reduce the amount of the Excess Development Costs, and the Company's obligation to make installment payments to the Developer pursuant to Section
9.10(a), or to release such funds pursuant to the Pledge Agreement, as well as the Investment Member's obligation to make future Installments, if any, shall be deemed satisfied to the extent of the funds applied to reduce the Member-Manager's obligation to fund Excess Development Costs, and the obligations of the Member-Manager pursuant to Sections 9.09(a)
(i) or 9.09(a) (ii) shall be deemed satisfied to the extent of the funds applied.

         (iv) The Member-Manager's obligations under this Section 9.09(a) and 9.09(b) shall be guaranteed by David W. Adams, individually and not in his capacity as Member-Manager hereunder, pursuant to a Guaranty of even date herewith.

(b) (i)  Pursuant to the Development Agreement and
Section 6.06 hereof, once the Developer has been reimbursed for the cost of the Bond, Excess Rents shall be applied to reduce the remaining principal balance of the Second Mortgage Loan, provided that there is no Operating Deficit. If there is an Operating Deficit, all or part of the Excess Rents, as necessary, shall be applied to eliminate such deficit.

(ii) In the event that, at any time (subject to the hereinafter set forth limitations), an Operating Deficit shall exist, the Member-Manager shall provide such funds to the Company as shall be necessary to pay such Operating Deficit(s) in the form of a loan to the Company (the "Operating Deficit Loan(s)"). An Operating Deficit Loan shall be a Subordinated Loan payable in accordance with the provisions of Section 9.17; Operating Deficit Loans shall bear no interest. Notwithstanding anything contained herein to the contrary, the Member-Manager shall be obligated to make such Operating Deficit Loans to the Company at any time, as necessary, for a period commencing upon execution hereof and extending for a period not to exceed ten years from the date of Substantial Completion (the "Operating Deficit Guarantee"). Said Operating Deficit Guarantee shall be unlimited in the first five (5) years and thereafter shall be secured by a one-year renewable letter of credit (the "Letter(s) of Credit") issued each year in years 6 through 10 in the maximum principal amount of Twenty Thousand and 00/100 ($20,000.00) Dollars which Letter of Credit shall be in form and substance acceptable to the Investment Member.

    In the event that the Member-Manager shall fail to make any such Operating Deficit Loan as aforesaid, the Company shall utilize amounts otherwise payable to the Member-Manager first from installments of the Incentive Company Management Fee pursuant to
Section 9.11 of this Agreement; secondly, as necessary, from the Property Management Fee pursuant to Section 9.05 of this Agreement; and third, as necessary from amounts otherwise payable to the Developer as payment of the Development Fee pursuant to Section 9.10 of this Agreement, or if applicable, from the next installment of the Development Fee to be released to the Developer pursuant to the Pledge Agreement (a "Pledge Release"), to meet the obligations of the Member-Manager pursuant to this Section 9.09(b). Amounts so utilized shall also constitute the payment and satisfaction of, as applicable,
(i) installments of the Incentive Company Management Fee payable to the Member-Manager, and/or (ii) payment of the Property Management Fee payable to the Management Agent, and/or (iii) a Pledge Release, and the obligation of the Company to make such installment, fee payments or Pledge Release, pursuant to such sections herein or in the Pledge Agreement, as well as the Investment Member's obligation to make future installments, fee payments, or Pledge Release shall be reduced correspondingly. For the purposes of this Section 9.09(b), all expenses shall be paid on a sixty (60) day current basis.

    9.10. Development Fee. The Company has entered into a Development Agreement of even date herewith (the "Development Agreement") with the Developer for its services in connection with the development and construction of the Apartment Complex. In consideration for such services, a Development Fee in the total amount of $200,000.00 shall be payable by the Company to the Developer, solely from the Capital Contributions by the Investment Member, except as provided in Section 5.02(g).

    The Development Fee shall be due and payable by the Company to the Developer with the proceeds of the Third Installment, which such Development Fee shall be deposited by the Developer into a separate segregated interest-bearing account pledged to the Company for the benefit of the Investment Member and over which the Investment Member and the Company shall maintain joint signature control (the "Cash Account") pursuant to the terms of the Development Agreement and that certain Pledge and Security Agreement from Developer to the Investment Member dated as of the date herewith (the "Pledge Agreement").

    The Deferred Development Fee, if any shall be payable only in accordance with Sections 12.03(b) and 12.04(c)(6) or, if not sooner paid, on December 31, 2005.

    9.11. Incentive Company Management Fee. The Company has entered into a Company Management Services Agreement with the Member-Manager of even date herewith for its services in managing the business of the Company for the period from the date hereof throughout the term of the Company, an annual Incentive Company Management Fee in the amount of $5,000 per annum, commencing in 1997, and pro rated for 1996 based upon the dates that the units are placed in service. Such agreement includes provisions to the effect that in return for its services in administering and directing the business of the Company, maintaining appropriate books and records relating to all financial affairs of the Company, and reporting periodically to the Members, the Lender and the Agency with respect to the financial and administrative affairs of the Company and the Apartment Complex, the Company shall pay to the Member-Manager, from the Cash Flow and/or from Proceeds of Capital Transactions of the Company available for distribution and in accordance with Sections 12.03A(e), 12.04(b)(4) and 9.09(b) an annual Incentive Company Management Fee.

    Such fee shall be payable in accordance with the provisions of any applicable regulations of the Lender or the Agency and of the Project Documents and shall be in an amount equal to $5,000 per year, commencing in 1997 and payable from Cash Flow, with a pro rata share due in 1996.

    9.11.1 Asset Management Fee. The Company shall pay to Boston Capital, or an Affiliate thereof, an annual Asset Management Fee in the amount of $5,000 per annum, commencing in 1997, with a pro rata share due in 1996 based upon the dates that the units are placed in service, for its services in assisting with the preparation of the reports required pursuant to Section 14.04. The Asset Management Fee shall be payable from Cash Flow as provided in Section 12.03A(a) and from proceeds from Capital Transaction as provided in Section 12.04 A(b)(1) ; provided, however, that if in any Fiscal Year, Cash Flow and/or proceeds from Capital Transactions are insufficient to pay the Asset Management Fee, the Member-Manager shall make a Subordinated Loan to the Company in an amount sufficient to pay such fee. If the Member-Manager fails to make such Subordinated Loans, any unpaid portion of said Asset Management Fee shall accrue, without interest, and shall be payable on a cumulative basis in the first year in which there is sufficient Cash Flow available for the payment of such fee, or, in the first year in which proceeds of a Capital Transaction are available.

    9.12. Withholding of Fee Payments. In the event that (a) a Member-Manager or any successor Member-Manager shall not have substantially complied with any material provisions under this Agreement, or (b) any financing commitment of any lender, or any agreement entered into by the Company for financing related to the Apartment Complex shall have terminated prior to their respective termination date(s), or (c) foreclosure proceedings shall have been commenced against the Apartment Complex then (i) such Member-Manager shall be in default of this Agreement, and the Company shall withhold payment of any installment or fees payable pursuant to Sections 9.10,
9.11 and 9.05, and (ii) the Member-Manager shall be liable for the Company's payment of any and all installments or payments of either the Incentive Company Management Fee or the Property Management Fee payable pursuant to Sections 9.11 and 9.05, respectively, to the extent that the Investment Member has withheld any Installment(s) pursuant to Section 6.03 as a result of the above-described default.

    All amounts so withheld by the Company under this Section 9.12 shall be promptly released only after the Member-Manager has cured the default justifying the withholding, as demonstrated by evidence reasonably acceptable to the Investment Member.

    9.13.     Removal of the Member-Manager.

    (a) BCTC 94, Inc., acting on behalf of the Investment Member, so long as the Investment Member is a Member, shall have the right to remove any or all Member-Manager(s) (i) for any intentional misconduct or gross negligence in the discharge of its duties and obligations as a Member-Manager (provided that such misconduct or failure results in, or is likely to result in, a material detriment to or an impairment of the Apartment Complex or assets of the Company), or (ii) upon the occurrence of any of the following:

         (A) such Member-Manager shall have violated any of the material provisions of the Extended Use Commitment, the Loan Documents, or any provisions of any other Project Document or other document required in connection with the Mortgage Loan, or any provisions of the Agency regulations applicable to the Apartment Complex;

         (B) such Member-Manager shall have violated any material provision of this Agreement or any provision of applicable law, which violations shall include, without limitation (i) withdrawal of the Member-Manager without the Consent of the Investment Member pursuant to the Section 7.01(a), or (ii) the failure of the Member-Manager to make Subordinated Loans required under this Agreement;

         (C)  such Member-Manager shall have caused either
Mortgage Loan to go into default; or

         (D)  such Member-Manager shall have conducted its own
affairs or the affairs of the Company in such manner as would: (1) cause the termination of the Company for federal income tax purposes; or (2) cause the Company to be treated for federal income tax purposes as an association, taxable as a corporation.

    (b) BCTC 94, Inc. shall give Notice to all Members of its determination that any such Member-Manager shall be removed. The Member-Manager shall have thirty (30) days after receipt of such Notice to cure any default or other reason for such removal, in which event it shall remain as Member-Manager. If, at the end of such thirty (30) day cure period such Member-Manager has not cured any default or other reason for such removal, (i) without any further action by any Member, BCTC 94, Inc. or its designee shall automatically become a Member-Manager and acquire in consideration of a cash payment of $5 such portion of the Interest of the removed Member-Manager as counsel to the Investment Member shall determine is the minimum appropriate interest in order to assure the continued status of the Company as a limited liability company under the Code and under the Act, (ii) the remaining portion of the economic Interest of the removed Member shall automatically be converted to an equal economic Interest as an additional Member (the "Additional Member"), provided that such removed Member-Manager and any guarantor of its obligations shall have no further liability to the Company or the Members for liabilities incurred after the date of withdrawal, but shall be and remain liable for all obligations and liabilities incurred by such removed Member-Manager, or arising out of any events occurring before such removal became effective, including but not limited to its obligations set forth in Section 9.09 hereof. (iii) the economic Interest of BCTC 94, Inc. as the Special Member shall continue unaffected by the new status of BCTC 94, Inc. or its designee as a Member-Manager, and (iv) the new Member-Manager shall automatically be irrevocably delegated all of the powers and duties of the Member-Manager hereunder.

    (c) BCTC 94, Inc. or any successor Member-Manager proposed by the Special Member shall have the option, exercisable in its sole discretion, to acquire the Additional Member Interest, or any portion thereof, of any removed Member-Manager upon payment of the agreed or then present fair market value of such Interest or portion thereof. Any dispute as to the value of the Interest or portion thereof to be acquired pursuant to the immediately preceding sentence shall be submitted to a committee composed of three qualified real estate appraisers, one chosen by the removed Member-Manager, one chosen by the successor Member-Manager, and the third chosen by the two so chosen. The proceedings of such committee shall conform to the rules of the American Arbitration Association, as far as appropriate, and its decision shall be final and binding. The expense of arbitration shall be born equally by the removed Member-Manager and the Company. The method of payment will be deemed presumptively fair where it provides for a promissory note bearing simple interest at eight percent (8%) per annum coming due in no less than five (5) years with equal installments each year, and a cash down payment of fifteen percent (15%).

    (d) Upon removal, no Member-Manager or any Affiliate thereof shall be entitled to receive any fee, compensation or other remuneration from the Company, other than the above-described payment for the Interest, or portion thereof, of the Removed Member-Manager or pursuant to Section 9.13(b) above. The Company is not authorized to enter into any arrangement whereby any fee, compensation or other remuneration could be payable directly or indirectly to any Member-Manager or Affiliate thereof in a manner inconsistent with the immediately preceding sentence unless the prior written consent of BCTC 94, Inc. shall have been obtained to such particular arrangement. The Company may offset against any payments to a Member-Manager removed under this Section 9.13 any damages suffered by the Company as a result of any breach of the obligations of such Member-Manager hereunder. A Member-Manager so removed will not be liable as a Member-Manager for any obligations of the Company incurred after the effective date of its removal, but shall be and remain liable for all obligations and liabilities incurred by it as Member-Manager before such removal became effective, including, but not limited to, its obligations set forth in Section 9.09 hereof.

    (e) The Member-Manager hereby grants to each of the Investment Member and BCTC 94, Inc. an irrevocable power of attorney, coupled with an interest, to execute any and all documents on behalf of the Members and the Company as shall be legally necessary and sufficient to effect all of the foregoing provisions of this Section 9.13. The election by the Investment Member to remove such Member-Manager under this Section shall not limit or restrict the availability and use of any other remedy which the Investment Member or any other Member might have with respect to the Member-Manager in connection with their undertakings and responsibilities under this Agreement.

    (f) The Members voting unanimously may remove the Member-Manager pursuant to this Section 9.13 upon sixty (60) days written notice to all Members. Such removal of the Member-Manager shall also be conditioned upon the successful appointment by the Member-Manager of a substitute Member-Manager which substitute Member-Manager shall be approved by the Members, which approval shall not be unreasonably withheld.

    9.14. Selection of Management Agent. The Company, with the approval of the Lender and the Agency, if required, shall engage such person, firm or company as the Member-Manager may select, and as the Investment Member may approve, which approval shall not be unreasonably withheld (hereinafter referred to as "Management Agent") to manage the operation of the Apartment Complex during the rent-up period and following Substantial Completion for a period of one year, and thereafter such management contract may be extended on a month to month basis unless terminated for cause. The Management Agent shall be paid a management fee subject to the approval of the Lender and the Agency, if required. The contract between the Company and the Management Agent and the management plan for the Apartment Complex shall be in a form acceptable to the Lender and the Agency, if required. David Adams Management hereby is approved by the parties hereto as the initial Management Agent.

    9.15. Removal of the Management Agent. The Member-Manager (i) may, upon receiving any required approval of the Lender and the Agency, dismiss the Management Agent as the entity responsible for the Apartment Complex under the terms of the contract between the Company and the Management Agent, and (ii) at the request of the Investment Member, shall remove the Management Agent in the event that (A) the Investment Member, in its sole discretion, determines that the Management Agent (if such Management Agent is other than Dave Adams Management) does not possess the necessary experience to properly manage the Apartment Complex or (B) the Management Agent is declared Bankrupt, is dissolved, or makes an assignment for the benefit of its creditors, or for any intentional misconduct by the Management Agent or gross negligence in the discharge of its duties and obligations as Management Agent, including, without limitation, for any action or failure to take any action which:

              (1) violates any material provision of the Management Agreement entered into with the Company and approved by the Lender, and/or any provision of the Extended Use
Commitment and/or the Loan Documents applicable to the Apartment
Complex, or the Lender approved management plan for the Apartment Complex, or

              (2) violates any material provision of this Agreement or provision of applicable law.

    9.16. Replacement of the Management Agent. Upon the removal of the Management Agent as the entity responsible for the management of the Apartment Complex, a substitute Management Agent, which may be an Affiliate of any of the Member-Manager, shall be named by the Member-Manager, by joint agreement with the Tax Members, subject to the approval of the Lender, if required.

    9.17. Subordinated Loans to the Company. In the event that additional funds are required by the Company for any purpose relating to the business of the Company or for any of its obligations, expenses, costs or expenditures, the Company may borrow such funds as are needed from any Members or other Person or organization, including the Member-Manager, for such period of time and on such terms as the Member-Manager, the Investment Member and the Lender, if so required, may agree and at the rate of interest then prevailing for comparable loans (except for Operating Deficit Loans made pursuant to Section 9.09(b), which shall bear interest only as provided in Section 9.09(b)); provided however, that no such additional loans shall be secured by any mortgage or other encumbrance on the property of the Company without the prior approval of the Investment Member and the approval of the Lender, if required; except that such approvals shall not be required in the case of the hypothecation of personal property purchased by the Company and not included in the security agreements executed by the Company at the time of Initial Closing. Loans made under this Section shall be repaid as set forth in Section 12.01 of this Agreement, but any amount of any such loan that is outstanding at the time of the occurrence of any of the events described in Sections
12.04 or 13.01 shall be repaid as provided in Section 12.04A(c)(4). A Member-Manager is not obligated to make any Subordinated Loans except as provided for in Section 9.11.1 and 9.09(b).

    9.18.     Reserve Fund for Replacements.

         (a) Reserve Fund for Replacements. The Company shall establish a Reserve Fund for Replacements with respect to the Apartment Complex, as required by the Lender and BCTC 94, Inc. The Company shall make deposits into the Reserve Fund equal to $7,500 annually commencing in 1997 through and including 2001, with a pro rata share to be paid for 1996 (the "Initial Required Deposit") and thereafter, commencing in 2002, the Company shall make deposits into the Reserve Fund equal to $8,750 annually (the "Working Required Deposit") (collectively, the Initial Required Deposit and the Working Required Deposit shall be known as the "Required Deposit"); such deposits may be suspended only as approved by the Lender and/or BCTC 94, Inc. Funds in the Reserve Fund for Replacements are intended to be employed for the replacement as needed of fixtures, equipment, structural elements and other components of the Apartment Complex of a capital nature. All interest earnings on funds on deposit in the Reserve Fund for Replacements shall be retained therein for the aforesaid purposes. The Reserve Fund for Replacement shall remain under the joint control of the Member-Manager and BCTC 94, Inc. Withdrawals from the Reserve Fund for Replacements shall be made only with the Consent, or upon the direction, of the Lender; provided, however, if such Consent of the Lender is not required, such withdrawals may be made only with the Consent, or upon the direction, of the Member-Manager and BCTC 94, Inc.

         (b) Operating Deficit Reserve. The Company shall not be required to establish an Operating Deficit Reserve for the Project.

ARTICLE X
TRANSFERS OF, AND RESTRICTIONS ON TRANSFERS
OF INTERESTS OF MEMBERS

    10.01.    Purchase for Investment.

         (a) The Investment Member hereby represents and warrants to the Member-Manager and to the Company that the acquisition of its Interest is made as principal for its account for investment purposes only and not with a view to the resale or distribution of such Interest, except insofar as the Securities Act of 1933 and any applicable securities law of any state or other jurisdiction permit such acquisitions to be made for the account of others or with a view to the resale or distribution of such Interest without requiring that such Interest, or the acquisition, resale or distribution thereof, be registered under the Securities Act of 1933 or any applicable securities law of any state or other jurisdiction.

         (b) The Investment Member agrees that it will not sell, assign or otherwise transfer its Interest or any fraction thereof to any Person who does not similarly represent and warrant and similarly agree not to sell, assign or transfer such Interest or fraction thereof to any Person who does not similarly represent and warrant and agree.

         (c) The Investment Member shall not sell, assign or otherwise transfer its Interest or any fraction thereof to any Person until the Investment Member has provided the Company with a legal opinion, reasonably satisfactory to the Member-Manager, that such sale, assignment or other transfer does not violate any state or federal securities laws or require the Interest to be registered under any such laws.

    10.02.    Restrictions on Transfer of Member's Interests.

         (a) Under no circumstances will any offer, sale, transfer, assignment, hypothecation or pledge of any Member Interest be permitted unless the Member-Manager, in its sole discretion, shall have Consented.

         (b) The Member whose interest is being transferred shall pay such reasonable expenses as may be incurred by the Company in connection with such transfer.

    10.03.    Admission of Substitute or Additional Members.

         (a) Subject to the other provisions of this Article X, an assignee of the Interest of a Member (which shall be understood to include any purchaser, transferee, donee, or other recipient of any disposition of such Interest) shall be admitted as a Substitute or Additional Member of the Company only upon the satisfactory completion of the following:

(i) Consent of all remaining Members (which may be withheld in their sole discretion) and the Consent of the Lender, if required, shall have been given;

(ii) the assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart thereof or an appropriate amendment hereto, and such other documents or instruments as the Member-Manager may require in order to effect the admission of such Person as a Member;

    (iii)     an amended Agreement and/or Certificate
evidencing the admission of such Person as a Member shall have been filed for recording pursuant to the requirements of the Act to the extent required in order to effectuate the admission of such Person as a Member;

    (iv) the assignee shall have represented and agreed in writing as required by Section 10.01;

    (v) if the assignee is a corporation, the assignee shall have provided the Member-Manager with evidence satisfactory to counsel for the Company of its authority to become a Member under the terms and provisions of this Agreement; and

    (vi)      the assignee or the assignor shall have
reimbursed the Company for all reasonable expenses, including all reasonable legal fees and recording charges, incurred by the Company in connection with such assignment.

         (b) For the purpose of allocation of profits, losses and credits, and for the purpose of distributing cash of the Company, a Substitute or Additional Member shall be treated as having become, and as appearing in, the records of the Company as a Member upon his signing of an amendment to this Agreement, agreeing to be bound hereby.

         (c) The Member-Manager shall cooperate with the Person seeking to become a Substitute or Additional Member by preparing the documentation required by this Section and making all official filings and publications. The Company shall take all such action, including the filing of any amended Agreement and/or Certificate evidencing the admission of any Person as a Member, and the making of any other official filings and publications, as promptly as practicable after the satisfaction by the assignee of the Interest of a Member of the conditions contained in this Article IX to the admission of such Person as a Member of the Company. Any cost or expense incurred in connection with such admission shall be borne by the Company to the extent of available Company assets, and otherwise by such assignee.

(d)  In the event an assignment by any Member of his (its)
Interest where the nontransferring Members are entitled to receive a majority of the nontransferred profits of the Company pursuant to the UCA 48-2b-131 and such nontransferring Members do not consent to the proposed transfer or assignment, the transferee of the Interest of the Member has no right to participate in the management of the business and affairs of the Company or to become a Member. In that event, the transferee or assignee is entitled to receive only the share of profits or other compensation by way of income and the return of Contributions to which that Member would otherwise be entitled.

    10.04.    Rights of Assignee of Company Interest.

         (a) Except as provided in this Article and as required by operation of law, the Company shall not be obligated for any purpose whatsoever to recognize the assignment by any Member of his
(its) Interest until the Company has received actual Notice thereof.

         (b) Any Person who is the assignee of all or any portion of a Member's Interest, but does not become a Substitute or Additional Member and desires to make a further assignment of such Interest, shall be subject to all the provisions of this Article X to the same extent and in the same manner as any Member desiring to make an assignment of his (its) Interest.


ARTICLE XI
RIGHTS AND OBLIGATIONS
OF MEMBERS

    11.01. Management of the Company. No Member who is not a Member-Manager shall take part in the management or control of the business of the Company nor transact any business in the name of the Company. Except as otherwise expressly provided in this Agreement, no Member who is not a Member-Manager, shall have the power or authority to bind the Company or to sign any agreement or document in the name of the Company. No Member who is not a Member-Manager, shall have any power or authority with respect to the Company except insofar as the consent of any Member shall be expressly required and except as otherwise expressly provided in this Agreement.

    11.02. Limitation on Liability of Members. The liability of each Member for the obligations of the Company shall be limited to its Capital Contribution as and when payable under the provisions of this Agreement. No Member shall have any other liability to contribute money to, or in respect of the liabilities or obligations of, the Company, nor shall any Member be personally liable for any obligations of the Company. No Member who is not a Member-Manager shall be obligated to make loans to the Company.

    Notwithstanding this provision, the Member-Manager shall execute a guaranty in his individual capacity and not as Member-Manager, which guarantees all obligations of the Member-Manager hereunder.

    11.03. Other Activities. Any Member may engage in or possess interests in other business ventures of every kind and description for its own account, including without limitation, serving as general or limited partner of a partnerships or members or managers of other limited liability companies which own, either directly or through interests in a partnerships, or other limited liability companies, government-assisted housing projects similar to the Apartment Complex. Neither the Company nor any of the Members shall have any right by virtue of this Agreement in or to such other business ventures to the income or profits derived therefrom.

    11.04. Ownership by Member of Corporate Member-Manager or Affiliate. No Member shall, at any time, either directly or indirectly, own any stock or other interest in any corporate Member-Manager if such ownership by itself or in conjunction with other stock or other interests owned by other Members would, in the opinion of Hinckley, Allen & Snyder or other tax counsel to the Investment Member, jeopardize the classification of the Company as a partnership for federal income tax purposes. In the event of any violation of the provisions of this Section by any one or more Members, such Member or Members shall either dispose of their Interests in the Company (subject to and in compliance with the provisions of Article X) or of their stock or other interest in the corporate Member-Manager or Affiliates to the extent necessary so that, in the opinion of counsel for the Company, the classification of the Company as a partnership for federal income tax purposes is no longer in jeopardy. The obligation of any such disposition required of more than one Member shall be shared among them on an equitable basis. Notwithstanding the foregoing, neither the Member-Manager nor any Member shall be liable in damages to the Company or to any Member by reason of any violation of this Section, except for damages arising (a) out of any material misrepresentation by any Member relating to the ownership of stock or other interest in a corporate Member-Manager or any affiliate by him or by any member of his family (within the meaning of the attribution rules set forth in Section 318 of the Code), or (b) out of any failure by any Member to dispose of his Interest in the Company or of his stock or other interest in a corporate Member-Manager or Affiliate within a reasonable time after Notice to such Member by the Company of the obligations to make such disposition.

ARTICLE XII
ALLOCATION OF TAXABLE INCOME, TAX LOSSES, TAX CREDITS
AND CASH DISTRIBUTIONS

    12.01.  Allocation of Taxable Income, Tax Losses and Tax
Credits.

    A. General. Subject to the special allocations set forth in this Article XII, Taxable Income, Tax Credits and Tax Losses for each fiscal year of the Company (or part thereof) other than those to be allocated pursuant to Section 12.01B or Section 12.02 hereof, shall be allocated 99% to the Investment Member and 1% to the Member-Manager.

    B. Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other period shall be specially allocated 99% to the Investment Member and 1% to the Member-Manager.

    C.   Member Loan Nonrecourse Deductions.  Any Member Loan
Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the loan to which such Member Loan Nonrecourse
Deductions are attributable in accordance with Treasury Regulations
Section 1.704-2(i).

    12.02.  Allocation of Taxable Income and Tax Losses from
Capital Transactions. Subject to the special allocations set forth in this Article XII, Taxable Income and Tax Losses from Capital
Transactions shall be allocated to the Members as follows:

    (i) Taxable Income from Capital Transactions shall be allocated:

         (a) first, to the Members with negative Capital Accounts pro rata in such amounts as will result in the elimination of the negative Capital Accounts of such Members; provided, however, that if Taxable Income to be allocated pursuant to this Section 12.02(i)(a) is insufficient to eliminate all negative Capital Accounts, such Taxable Income will be allocated to Members with negative Capital Accounts in the proportion that each such Member's negative Capital Account bears to the total of all such Negative Capital Accounts;

         (b) second, in the amount and to the extent necessary to increase the Members' respective Capital Accounts to equal the amounts distributable under Sections 12.04 A (c) and 12.04 A (e);

         (c) then, the balance, if any, of such Taxable Income shall be allocated 80% to the Member-Manager and 20% to the Investment Member.

    (ii) Tax Losses from Capital Transactions shall be allocated:

         (a) first, to the extent of the respective positive balances in the Members' Capital Accounts; and

         (b) any balance, 99% to the Tax Members and 1% to the Member-Manager.

    (iii) Notwithstanding the foregoing provisions, if Taxable Income to be allocated includes income treated as ordinary income for federal income tax purposes because such Taxable Income is attributable to the recapture of depreciation under Section 1245 or 1250 of the Code, such Taxable Income, to the extent treated as ordinary income, shall be allocated to and reported by the Members in
proportion to their accumulated depreciation allocations.   The
Company shall keep records of such allocations of depreciation to the Members. In determining the accumulated depreciation allocations of the Members, depreciation deductions for each taxable year shall be deemed allocated to the Members in the same proportion as the Taxable Income or Tax Losses in that particular taxable year were allocated to the Members.

    12.03  Distribution of Cash Flow.

    Subject to Lender approval, if required, Cash Flow shall be determined for each fiscal year and shall be applied or distributed at such time or times as the Member-Manager deems appropriate, but in no event less than once in each fiscal year, in the following order of priority:

         (a) First, to payment of the Asset Management Fee currently due, together with any accrued but unpaid Asset Management Fees;

         (b)  Second, to the repayment of any Deferred Development
Fee, if any;

         (c) Third, to repayment of any amounts due with respect to any Subordinated Loans (including, without limitation, Operating Deficit Loans made under Section 9.09(b); and

         (d)       Fourth, to payment of the Incentive Company
Management Fee together with any accrued but unpaid Incentive Company Management Fee;

         (e) Fifth, to repayment of the Investment Member of any Reduction Amount pursuant to Section 6.01(d)(ii) or Credit Recovery Loan pursuant to Section 6.01(d)(iii);

         (f) Any balance, 80% to the Member-Manager and 20% to the Investment Member.

    12.04  Distributions of Distributable Proceeds from Capital
Transactions and Distributable Proceeds from Refinancings.

    A.   Distributable Proceeds from Capital Transactions and
Distributable Proceeds from Refinancings (other than liquidating distributions pursuant to Section 13.02) shall be distributed in the following order of priority:

         (a)  First, to the payment of any debts and liabilities
(including unpaid fees but excluding any debts, liabilities and/or fees owed to any Members) and to the establishment of any required reserves;

         (b) Second, if the Permanent Mortgage Loans are in place at the time of such Capital Transaction or if such Capital Transaction constitutes a refinancing of the Permanent Mortgage Loans, to the payment of the Member-Manager in an amount equal to five (5%) percent of the proceeds after deductions made pursuant to this Section 12.04 A(a);

         (c) Third, to the payment of any debts and liabilities (including unpaid fees) owed to the Members or any Affiliates by the Company for Company obligations, including the repayment of any Credit Recovery Loans made pursuant to Section 6.01(d)(iii) or any Subordinated Loans made pursuant to Section 9.09(b) and the funding of reserves under Section 9.18; provided, however, that the foregoing debts and liabilities owed to Members and their Affiliates shall be paid or repaid, as applicable, in the following order of priority if and to the extent applicable:

    (1) The Asset Management Fees currently due, if any, together with any accrued and unpaid Asset Management Fees,

    (2) The Incentive Company Management Fee currently due, if any together with any accrued and unpaid Incentive Company Management Fee;

    (3)  The repayment of the Investment Member of any Reduction
Amount pursuant to Section 6.01(d)(ii) together with any accrued or unpaid interest or Credit Recovery Loan Pursuant to Section
6.01(d)(iii) together with any accrued or unpaid interest,

    (4)  Subordinated Loans to the Member-Manager,

    (5) Any other such debts and liabilities; provided, however, that all such other debts and liabilities owed to the Investment
Member shall be paid prior to any such debts and liabilities owed to the Member-Manager; and

    (6)  The Deferred Developer Fee, if any.

         (d) then to the Investment Member in an amount equal to its Invested Amount;

         (e) then to each Member-Manager in an amount equal to its Invested Amount less any amounts received pursuant to this Section
12.04 A(b);

         (f) then, except in the case of a refinancing of the Mortgage Loan, to each Member in an amount equal to the positive balance in such Member's Capital Account following adjustments made pursuant to this Section 12.04A.

         (g) the balance, if any, 80% to the Member-Manager and 20% to the Investment Member.

    B. Distributable Proceeds from Capital Transactions and Distributable Proceeds from Refinancings shall be distributed within 90 days after the end of the fiscal quarter in which such Capital Transaction or Refinancing occurs. Distributions of Distributable Proceeds from Capital Transactions and Distributable Proceeds from Refinancings to the Members shall be made only after Capital Accounts have been adjusted to reflect all previous allocations of Taxable Income and Tax losses to the Members, for distributions of Cash Flow, and for any other distributions of Distributable Proceeds form Capital Transactions or Distributable Proceeds from Refinancings.

    C. Amounts remaining in the Operating Deficit Reserve at the time of any of the foregoing distributions shall be utilized by the Company to reduce any amounts which remain outstanding under the Development Agreement, and if no such amounts remain outstanding, then to the Member-Manager.

    12.05  Allocations Among Members.

    A. For purposes of determining the Taxable Income (or Tax Losses) or any other items allocable to any period, Taxable Income (or Tax Losses) and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Member-Manager using any permissible method under Code Section 706 and the Treasury Regulations thereunder.

    B. Taxable Income, Tax Losses, and Tax Credits for all purposes of this Agreement shall be determined in accordance with the accrual accounting method. Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction, and any other allocations, including allocation of Book Profits and Losses, shall be divided among the Members in the same proportions as they share Taxable Income, Tax Credits, and Taxable Losses, as the case may be, for such fiscal year.

    C. In any year in which a Member sells, assigns or transfers all or any portion of an Interest to any Person who during such year is admitted as a substitute Member, the share of all Taxable Income, Tax Losses, and Tax Credits, allocated to and of all Cash Flow and all cash proceeds distributable under Section 11.04 distributed to, all Members which is attributable to the Interest sold, assigned or transferred shall be divided between the assignor and the assignee using any one of the following methods as determined by agreement between the assignor and assignee: (i) ratably on the basis of the number of days in such year before, and the number of days on and after, the execution by the assignee of this Agreement, or (ii) by dividing the Company fiscal year into two segments, the first segment being the time period in such year before the execution by the assignee of this Agreement and the second segment being the time period in such year beginning on the date of execution of this Agreement, and allocating Taxable Income, Tax Losses, Tax Credits, Cash Flow, and all cash proceeds distributable in each such segment among the persons who were Members during that segment, or (iii) using such other method as provided by the Code or regulations thereunder.

    D. In the event that there is a determination that there is any original issue discount or imputed interest attributable to the Capital Contribution of any Member, or any loan between a Member and the Company, any income or deduction of the Company attributable to such imputed interest or original issue discount on such Capital Contribution or loan (whether stated or unstated) shall be allocated solely to such Member.

    E. In the event that the deduction of all or a portion of any fee paid or incurred by the Company to a Member or an Affiliate of a Member is disallowed for federal income tax purposes by the Internal Revenue Service with respect to a taxable year of the Company, the Company shall then allocate to such Member an amount of gross income of the Company for such year equal to the amount of such fee as to which the deduction is disallowed.

    F. If any Member's Interest in the Company is reduced but not eliminated because of the admission of new Members or otherwise, or if any Member is treated as receiving any items of property described in
Section 751(a) of the Code, the Member's Interest in such items of
Section 751(a) property that was property of the Company while such Person was a Member shall not be reduced, but shall be retained by the Member so long as the Member has an Interest in the Company and so long as the Company has an Interest in such property.

    G. The Members are aware of the income tax consequences of the allocations made by this Article XII and hereby agree to be bound by the provisions of this Article XII in reporting their shares of Company income and loss for income tax purposes.

    12.06  Qualified Income Offset.

         (i) Notwithstanding any other provision of this Article XII, in the event any Member unexpectedly receives (a) an adjustment to the Capital Account balance of such Member as described in Section 1.704-1(b)(2)(ii)(d)(4) of the Treasury Regulations, (b) an allocation to such Member of loss or deduction of the type described in Section 1.704-1(b)(2)(ii)(d)(5) of the Treasury Regulations, or (c) a distribution to such Member in excess of any offsetting increase in the Member's Capital Account balance during or prior to the year of distribution, items of Company Taxable Income and of income that constitute a credit to such Member's Capital Account shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations under Code Section 704(b), the Qualified Income Offset Amount (defined in
Section 12.06(ii) hereof) created by such adjustments, allocations, or distributions as quickly as possible, provided that an allocation pursuant to this Section 12.06(i) shall be made only if and to the extent that such Member would have a Qualified Income Offset Amount after all other allocations provided for in this Article have been tentatively made as if this Section 12.06(i) were not in this Agreement.

         (ii) Notwithstanding anything to the contrary contained in this Agreement, in no event shall Tax Losses of the Company be allocated to a Member if such allocation would result in such Member having a "Qualified Income Offset Amount" (as defined below). As used herein, the term "Qualified Income Offset Amount" for a Member means the deficit balance, if any, in such Member's Capital Account as of the end of the relevant fiscal year after giving effect to the following adjustments: (i) credit to such Capital Account an amount equal to (a) the Member's Share of Minimum Gain immediately prior to the allocation or distribution and (b) the sum of such Member's allocable share of any recourse indebtedness of the Company as determined under Section 752 of the Code and any unconditional obligation of such Member to contribute additional amounts to the capital of the Company in the future (to the extent not previously taken into account in determining such Member's share of recourse liabilities of the Company) and (ii) debit to such Capital Account the allocations or distributions described in Section 12.06(i) that, as of the end of the taxable year, are reasonably expected to be made to such Member. All Tax Losses in excess of the limitation set forth in this Section 12.06(ii) shall be allocated first to those Members who would not have a Qualified Income Offset Amount after taking into account such obligations, and any excess losses shall be allocated among the Members in accordance with provisions of
Section 12.01A.

    12.07. Minimum Gain Allocations.

    A. Notwithstanding any other provisions of this Article XII, if in any year there is a net decrease in the amount of the Company's Minimum Gain, each Member will be allocated items of Taxable Income and gain for such year equal to that Member's share of the net decrease in Minimum Gain, within the meaning of Treasury Regulation 1.704-2(g)(2), and subject to the exceptions set forth in Treasury Regulation 1.704-2(f).

    Allocations of Taxable Income and gain (hereinafter referred to as a "Minimum Gain Chargeback") required pursuant to this Section
12.07 shall consist first of gains recognized from the disposition of items of Company property subject to one or more nonrecourse liabilities of the Company to the extent of the decrease in Minimum Gain attributable to the disposition of such items of property (or if such gains exceed the amount of the Minimum Gain Chargeback required for such taxable year, the Minimum Gain Chargeback shall consist of a proportionate share of each such gain), and the remainder of such Minimum Gain Chargeback shall consist of a pro-rata portion of the other items of Taxable Income and gain of the Company for that year. If the amount of the Minimum Gain Chargeback requirement exceeds the Company's Taxable Income and gains for the taxable year, the excess shall carry over to subsequent years.

    B. If in any year there is a net decrease (within the meaning of Treasury Regulations Section 1.704-2(i)(3) in Member Nonrecourse Debt Minimum Gain, any Member with a share of that Member Nonrecourse Debt Minimum Gain (determined under Treasury Regulation 1.704-2(i)(5)) as of the beginning of the year shall be allocated items of profits and gains for that year (and if necessary, subsequent years) equal to that Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain in accordance with Treasury Regulation Section 1.704-2(i)(4).

    12.08 Regulatory Allocations. The allocations set forth in Sections 12.01B, 12.01C, 12.06 and 12.07 herein (the "Regulatory Allocations") are intended to comply with certain requirements of Treasury Regulation Section 1.704-1(b). It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Taxable Income, Tax Losses and items of income, gain, loss, or deduction pursuant to this Section 12.08. Therefore, notwithstanding any other provision of this Article (other than the Regulatory Allocations), the Member-Manager shall make such offsetting special allocations of Taxable Income, Tax Losses, and items of income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all items were allocated pursuant to Sections 12.01A and 12.02. In exercising its discretion under this Section 12.08, the Member-Manager shall take into account future Regulatory Allocations under Section 12.07 that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 12.01B and 12.01C.

    12.09 Members' Company Non-recourse Liabilities. For purposes of Code Section 752, each Member's share of Company non-recourse liabilities shall be determined in accordance with Treasury Regulation 1.752-3(a) or successor regulation. In this connection, for purposes of determining each Member's proportionate share of the excess non-recourse liabilities of the Company pursuant to Treasury Regulation 1.752-3(a), the Investment Member shall have a 99% interest in Company Taxable Income or profits and the Member-Manager shall have a 1% interest in Company Taxable Income or profits.

    12.10 Tax Allocations: Code Section 704(c). In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with Section 12.12 hereof).

    In the event the Gross Asset Value of any Company properties is adjusted pursuant to Section 12.12 hereof, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take into account any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

    Any elections or other decisions relating to such allocations shall be made by the Member-Manager with the Consent of the Member, in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Book Profits and Losses, other items, or distributions pursuant to any provision of this Agreement.

    12.11.  Tax Matters Partner.

    A. The Member-Manager is hereby designated as Tax Matters Partner of the Company, and shall engage in such undertakings as are required of the Tax Matters Partner of the Company, as provided in regulations pursuant to Section 6231(a)(7) of the Code. Each Member, by its execution of this Agreement, Consents to such designation of the Tax Matters Partner and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such Consent.

    B. The Tax Matters Partner is hereby authorized, but not required:

         (a) to enter into any settlement with the Internal Revenue Service or the Secretary with respect to any tax audit or judicial review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the other Members, except that such settlement agreement shall not bind any Member who (within the time prescribed pursuant to the Code and regulations thereunder) files a statement with the Secretary providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on behalf of such Member;

         (b) in the event that a notice of a final administrative adjustment at the Company level of any item required to be taken into account by a Member for tax purposes (a "final adjustment") is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United States for the district in which the Company's principal place of business is located, or the United States Claims Court;

         (c) to intervene in any action brought by any other Member for judicial review of a final adjustment;

         (d) to file a request for an administrative adjustment with the Internal Revenue Service at any time and, if any part of such request is not allowed by the Internal Revenue Service, to file a petition for judicial review with respect to such request;

         (e) to enter into an agreement with the Internal Revenue Service to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Member for tax purposes, or an item affected by such item; and

         (f) to take any other action on behalf of the Members or the Company in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.

    C. The Company shall indemnify and reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Members. The payment of all such expenses shall be made before any distributions are made or any discretionary reserves are set aside by the Member-Manager. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the Tax Matters Partner and the provisions on limitations of liability of the Member-Manager and indemnification set forth in Section 9.07 of this Agreement shall be fully applicable to the Tax Matters Partner in its capacity as such.

    12.12  Capital Accounts

    A. A Capital Account shall be maintained on the books of the Company for each Member, which shall be (i) credited with its Capital Contributions and the amount of any Company liabilities that are assumed by such Member or that are secured by any Company property distributed to such Member; (ii) credited with its distributive share of Taxable Income and any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Taxable Income; (iii) charged with its distributive share of Tax Losses and any nondeductible expenditures of the Company (including Syndication Expenses) described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account under this Section 12.12; and (iv) charged with any distributions to it and with the amount of any liabilities of such Member that are assumed by the Company or that are secured by any property contributed by such Member to the Company.

    In the case of property other than cash contributed to the Company or distributed to a Member, each Member's Capital Account will be credited with the Gross Asset Value of property contributed to the Company (net of liabilities assumed by the Company and liabilities to which such contributed property is subject) and shall be debited with the cash and the Gross Asset Value of property distributed to it (net of liabilities assumed by such Member and liabilities to which such distributed property is subject). In the event the Gross Asset Values of Company assets are adjusted pursuant to Section 12.12B hereof, the Capital Accounts of all Members shall be adjusted simultaneously to reflect the aggregate net adjustment as if the Company recognized gain or loss equal to the amount of such aggregate net adjustment.

    Upon the sale, exchange or other transfer of an Interest, or the assignment of such Interest to a new Member, the Capital Account of the transferor Member shall carry over to the transferee Member.

    B.   For purposes of determining and maintaining the Members'
Capital Accounts, the Gross Asset Value of Company assets shall be adjusted as follows:

         (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Company;

         (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Member-Manager, as of the following times: (a) the acquisition of an additional Interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) upon liquidation of the Company, or upon the distribution by the Company to a Member of more than a de minimis amount of money or other Company property to a retiring or continuing Member as consideration for an Interest in the Company or (c) under generally accepted industry accounting practices, provided substantially all of the Company's property (excluding money) consists of stock, securities, commodities, options, warrants, futures, or similar instruments that are readily tradable on an established securities market; and

         (iii) If the Gross Asset Value of an asset has been determined or adjusted pursuant to subsection (i) or (ii) of this
Section 12.12B, such Gross Asset Value shall thereafter be adjusted by the Book Depreciation taken into account with respect to such asset for purposes of computing Book Profits and Losses, as set forth in
Section 12.12B.

    C. For purposes of determining and maintaining the Members' Capital Accounts and the computation of Book Profits and Losses only, the following adjustments shall be made to the calculation of Taxable Income and Tax Losses reflected in the Members' Capital Accounts:

         (i) Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value; and

         (ii) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such Taxable Income or Tax Losses, there shall be taken into account Book Depreciation for such fiscal year or other period, computed as hereinafter set forth.

         (iii) For this purpose, "Book Depreciation" means, for each fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Book Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deductions for such year or other period bears to such beginning adjusted tax basis.

         (iv) Allocations of Book Profits and Losses among the Members shall be made in accordance with the provisions of this
Article XII respecting allocations of Taxable Income and Tax Losses among the Members.

    12.13.  Authority of Member-Manager to Vary Allocations to
Preserve and Protect Member's Intent.

         (a) It is the intent of the Members that each Member's distributive share of income, gain, loss, deduction, or credit (or item thereof) shall be determined and allocated in accordance with this Article XII to the fullest extent permitted by Section 704(b) of the Code. In order to preserve and protect the determinations and allocations provided for in this Article XII, the Member-Manager hereby are authorized and directed to allocate income, gain, loss, deduction, or credit (or item thereof) arising in any year differently than otherwise provided for in this Article XII to the extent that allocating income, gain, loss, deduction or credit (or item thereof) in the manner provided for in Article XII would cause the determinations and allocations of each Member's distributive share of income, gain, loss, deduction, or credit (or item thereof) not to be permitted by Section 704 (b) of the Code and Treasury Regulations promulgated thereunder. Any allocation made pursuant to this Section
12.13 shall be deemed to be a complete substitute for any allocation otherwise provided for in this Article XII and no amendment of this Agreement or approval of any Member shall be required.

         (b) In making any allocation (the "new allocation") under Section 12.13(a), the Member-Manager is authorized to act only after having been advised by the Accountants that, under Section 704(b) of the Code and the Treasury Regulations thereunder, (i) the new allocation is necessary, and (ii) the new allocation is the minimum modification of the allocations otherwise provided for in this
Article XII necessary in order to assure that, either in the then current year or in any preceding year, each Member's distributive share of income, gain, loss, deduction, or credit (or item thereof) is determined and allocated in accordance with this Article XII to the fullest extent permitted by Section 704(b) of the Code and the Treasury Regulations thereunder.

         (c)  If the Member-Manager is required by Section
12.13(a) to make any new allocation in a manner less favorable to any Member than is otherwise provided for in this Article XII, then the Member-Manager are authorized and directed, only after having been advised by the Accountants that it is permitted by Section 704(b) of the Code, to allocate income, gain, loss, deduction, or credit (or item thereof) arising in later years in such manner so as to bring the allocations of income, gain, loss, deduction, or credit (or item thereof) to such Member as nearly as possible to the allocations thereof otherwise contemplated by this Article XII.

         (d)  New allocations made by the Member-Manager under
Section 12.13(a) and Section 12.13(c) in reliance upon the advice of the Accountants shall be deemed to be made pursuant to the fiduciary obligation of the Member-Manager to the Company and the Members, and no such allocation shall give rise to any claim or cause of action by any Member.

 ARTICLE XIII
SALE, DISSOLUTION AND LIQUIDATION

    13.01. Dissolution of the Company. The Company shall be dissolved upon the earlier of the expiration of the term of the Company, or upon:

    (a) subject to Section 7.03, the withdrawal, Bankruptcy, death, dissolution or adjudication of incompetency of a Member-
Manager; who is at that time the sole Member-Manager.

         (b)  the sale or other disposition of all or
substantially all of the assets of the Company;

    (c) the election by the Member-Manager, with the Consent of BCTC 94, Inc.; or

    (e) any other event causing the dissolution of the Company under the laws of the State.

    13.02.    Winding Up and Distribution.

         (a) In the event of dissolution and termination of the Company, a full accounting of the assets and liabilities shall be taken, and the assets shall be distributed in accordance with this
Section 13.02 as follows, after taking into account all other allocations and distributions under this Agreement for the Fiscal Year, including, without limitation, the allocations under Article XII hereof;

         (A) To the payment of all debts and liabilities of the Company then due in the order of priority as provided by laws, except those liabilities to Members on account of their Contributions (but including fees and loans payable to Members);

         (B) To the setting up of any reserves that the Liquidator may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company;

         (C) To the Members, in an amount equal to the positive balances in their Capital Accounts.

         (b) The Liquidator shall file all certificates and notices of the dissolution of the Company required by law. The Liquidator shall proceed without any unnecessary delay to sell and otherwise liquidate the Company's property and assets; provided, however, that if the Liquidator shall determine that an immediate sale of part or all of the Company property would cause undue loss to the Members, then in order to avoid such loss, the Liquidator may, except to the extent provided by the Act, defer the liquidation as may be necessary to satisfy the debts and liabilities of the Company to Persons other than the Members. Upon the complete liquidation and distribution of the Company assets, the Members shall cease to be Members of the Company, and the Liquidator shall execute, acknowledge and cause to be filed all certificates and notices required by the law to terminate the Company.

         (c)  Upon the dissolution of the Company pursuant to
Section 13.01, the Accountants shall promptly prepare, and the Liquidator shall furnish to each Member, a statement setting forth the assets and liabilities of the Company upon its dissolution. Promptly following the complete liquidation and distribution of the Company property and assets, the Accountants shall prepare, and the Liquidator shall furnish to each Member, a statement showing the manner in which the Company assets were liquidated and distributed.

    13.03.  Intentionally Deleted.


ARTICLE XIV
BOOKS AND RECORDS, ACCOUNTING
TAX ELECTIONS, ETC.

    14.01. Books and Records. The books and records of the Company shall be maintained on an accrual basis in accordance with sound federal income tax accounting principles. These and all other records of the Company, including information relating to the status of the Apartment Complex, information with respect to the sale by the Member-Manager or any Affiliate of goods or services to the Company, and any information required to be maintained by the Act or any governmental agencies having jurisdiction, shall be kept at the principal office of the Company and shall be available for examination there by any Member, or his duly authorized representative, at any and all reasonable times. Any Member, or his duly authorized representative, upon paying the costs of collection, duplication and mailing, shall be entitled to a copy of the list of names and addresses of the Members and of any of the books and records of the Company.

    14.02. Bank Accounts. All funds of the Company not otherwise invested shall be deposited in one or more accounts maintained in such banking institutions as the Member-Manager shall determine, and withdrawals shall be made only in the regular course of Company business on such signature or signatures as the Member-Manager may, from time to time, determine. No funds of the Company shall be deposited in any financial institution in which any Member is an officer, director or holder of any proprietary interest.

    14.03. Accountants. The Accountants shall annually prepare for execution by the Member-Manager all tax returns of the Company, shall annually audit the books of the Company, and shall certify, in accordance with generally accepted accounting principles, a balance sheet, a profit and loss statement, and a cash flow statement. With respect to each fiscal year during the Company's operations, at such time as the Accountants shall have prepared the proposed tax return for such year, the Accountants shall provide copies of such proposed tax return to the Investment Member and to its accountants, ___________________, of _________________, for their review and comment. Any comments and/or changes in such proposed tax return reasonably recommended by the Investment Member's accountants shall be taken into account and made by the Accountants prior to the completion of such tax return for execution by the Member-Manager. The Company shall reimburse Boston Capital Communications Limited Company, an affiliate of the Investment Member, for its expenses incurred in causing the Company's proposed tax return to be reviewed by the Investment Member's accountants, if and to the extent that such review results in material modifications to such proposed tax return. A full detailed statement shall be furnished to all Members, showing such assets, properties, and net worth and the profits and losses of the Company for the preceding fiscal year. All Members shall have the right and power to examine and copy, at any and all reasonable times, the books, records and accounts of the Company.

    14.04.    Reports to Members.

         (a)  Within 30 days of the date of Substantial
Completion, the Member-Manager shall cause to be prepared and distributed to the Investment Member, a Credit Basis Worksheet for each building, and in the form specified by Boston Capital.

         (b) The Member-Manager shall cause to be prepared and distributed to the Investment Member and the Special Member at any time during a fiscal year of the Company:

         (i) By March 15 of the year after the end of each fiscal year of the Company, (A) an audited financial statement which includes a balance sheet as of the end of such fiscal year and statements of income, Investment Member's equity, and changes in financial position and a Cash Flow statement, for the year then ended, all of which, except the Cash Flow statement, shall be prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report containing an opinion of the Accountants, and (B) a report of the activities of the Company during the period covered by the report. Such report shall set forth distributions to Members for the period covered thereby and shall separately identify distributions from: (1) Cash Flow from operations during the period, (2) Cash Flow from operations during a prior period which had been held as reserves, (3) proceeds from disposition of the Apartment Complex or any other investments of the Company, (4) lease payments on net leases with builders and sellers, and (5) reserves. With respect to any distribution to the Investment Member, the report called for shall separately identify distributions from (A) Cash Flow from operations during the period, (B) Cash Flow from operations during a prior period which had been held as reserves, (C) proceeds from disposition of property and investments, (D) lease payments on net leases with builders and sellers, (E) reserves from the gross proceeds of the offering originally obtained from the Investment Member, (F) borrowed monies, (G) loans or contributions from the Investment Member, and (H) transactions outside of the ordinary course of business with a description thereof. If the Completion Date had not yet occurred as of December 31 in the year which is the subject of the report, then this Section 14.04(a)(i) shall require only the balance sheet for the year then ended.

         (ii)  By March 1 of the year after the end of
each fiscal year of the Company, all information necessary for the preparation of the Investment Members' federal income tax returns, together with a draft of the Company's federal income tax return for such fiscal year.

         (iii)  Within thirty (30) days after the end
of each calendar quarter of a fiscal year of the Company, a report containing:

              (A)  A balance sheet, which may be
unaudited; and

              (B)  a statement of income for the
quarter then ended, which may be unaudited; and

              (C)  A Low Income Housing Credit
Monitoring form, Rent Rolls, Statement of Income and Expenses,
Operating Statement and Occupancy Rental Report, all in the form specified by Boston Capital; and

              (D)  A certification that the Apartment
Complex and its tenants are in compliance with all applicable federal and state laws and regulation; and

              (E)  other pertinent information
regarding the Company and its activities during the quarter covered by the report.

    (c) Within ninety (90) days after the end of each fiscal year of the Company the Member-Manager shall provide to the Investment
Member:

(i)  A certification by the Member-Manager
 that (A) all Mortgage Loan payments and taxes and insurance payments with respect to the Apartment Complex are current as of the date of the year-end report, (B) to the best of the Member-Manager's knowledge and belief there is no default under the Project Documents or this Agreement, or if there is any default, a description thereof, and (C) to the best of the Member-Manager's knowledge and belief there is no building, health or fire code violation or similar violation of a governmental law, ordinance or regulation against the Apartment Complex or, if there is any violation, a description thereof;

         (ii)  the information specified in Section
14.04(b);

         (iii)  to the extent not previously disclosed
in a report required hereunder a descriptive statement of all transactions during the fiscal year between the Company and the Member-Manager and/or any Affiliate, including the nature of the transaction and the payments involved (including accrued cash or other payments);

         (iv)  a Cash Flow statement; and

         (v) if required, a copy of the annual report to be filed with the United States Treasury concerning the status of the Apartment Complex as low income housing and, if required, a certificate to the Agency concerning the same.

    (d) Upon the written request of the Investment Member for further information with respect to any matter covered in items (a) or
(b) above, the Member-Manager shall utilize its best efforts to furnish such information within 30 days of receipt of such request.

    (e) Prior to October 15 of each year, the Member-Manager, on behalf of and at the expense of the Company, shall send to the Investment Member an estimate of the Investment Member's share of the Tax Credits, identified by building, and of profits and losses of the Company for federal income tax purposes for the current fiscal year, all in the form specified by Boston Capital. Such estimate shall be prepared by the Member-Manager and the Accountants.

    (f) Within 15 days after the end of any calendar month during which

(i) there is a material default by the Company under the Project Documents or in payment of any mortgage, taxes, interest or other obligation on secured or unsecured debt,

(ii) any reserve has been reduced or terminated by application of funds therein for purposes materially different from those for which such reserve was established,

(iii) the Member-Manager have received any notice of a material fact which may substantially affect further distributions, or

(iv) any Member has pledged or collateralized his Interest in the Company, the Member-Manager shall send the Investment Member a detailed report of such event.

    (g) On or before the Admission Date, the Member-Manager, on behalf of the Company, shall send to the Investment Member a copy of all requests for disbursements or other extensions of credit under the Construction Loan which have been submitted to the Construction Lender prior to the Admission Date. After the Admission Date, the Member-Manager, on behalf of the Company, shall send to the Investment Member, on or before the tenth day of each month, a copy of (i) all reports required by the Agency, filed the previous month and covering the status of project operations and (ii) each request for a disbursement or other extensions of credit under the Construction Loan submitted to the Construction Lender during the previous month. In addition, within thirty (30) days after the occurrence of Substantial Completion, the Member-Manager, on behalf of the Company, shall prepare and send to the Investment Member a Credit Basis Worksheet for each building within the Apartment Complex, in the format provided by Boston Capital. The Member-Manager shall provide to the Investment Member such other reports from time to time as may be reasonably required by the Investment Member with the reasonable consent of the Member-Manager or by federal or state agencies having jurisdiction.

    (h) (i) In the event that, and in such circumstances beyond the control of the Member-Manager, the reports or information provided for in Sections 14.04 (b)(i) and/or 14.04(b)(ii) above are, at any time, not provided within the time period(s) specified in such Sections, the Member-Manager shall be obligated to pay to the Investment Member the sum of $200 per day, as liquidated damages, for each day from the date upon which such reports or information is(are) due pursuant to the provisions of the aforesaid Sections until the date upon which such reports or information is (are) provided.

              (ii)      In the event that the reporting
requirements set forth in any of the above provisions of this Section
14.04 are not met, the Investment Member, in its reasonable discretion, may direct the Member-Manager to dismiss the Accountants, and to designate successor Accountants, subject to the approval of the Investment Member; provided, however, that if the Member-Manager and the Investment Member cannot agree on the designation of successor Accountants, the successor Accountants shall be designated by the Investment Member in its sole discretion. These costs shall not exceed the average of three bids from qualified Accountants obtained by the Member-Manager. The Investment Member shall give the Member-Manager at least 60 days' Notice of any material change in the reporting requirements set forth herein.

    14.05. Section 754 Elections. In the event of a transfer of all or any part of the Interest of a Member-Manager or of a Member, the Company may elect, pursuant to Sections 743 and 754 of the Code (or any corresponding provision of succeeding law), to adjust the basis of the Company property if, in the opinion of the Investment Member, based upon the advice of the Accountants, such election would be most advantageous to the Investment Member. Each Member agrees to furnish the Company with all information necessary to give effect to such election.

    14.06. Fiscal Year and Accounting Method. The fiscal year of the Company shall be the calendar year. All Company accounts shall be determined on the accrual basis.

ARTICLE XV
AMENDMENTS

    15.01. Proposal and Adoption of Amendments. This Agreement may be amended, after giving 20 days' Notice to the Members hereunder (a) by the Member-Manager with the Consent of the Members, which Consent (except in the case of any proposed amendment which the Members reasonably determine to be adverse to their interests as Members) shall not be unreasonably withheld or (b) by the Members with the Consent of the Member-Manager which Consent (except in the case of any proposed amendment which the Member-Manager reasonably determine to be adverse to their interests as Members) shall not be unreasonably withheld or delayed. In determining whether or not to give its Consent to an amendment prepared by the Members, the Member-Manager agrees to take into account the investment objectives of the Investment Member. The proposed amendment hereunder shall become effective at such time as it has been approved in writing by all Members.


 ARTICLE XVI
    CONSENTS, VOTING AND MEETINGS

    16.01. Method of Giving Consent. Any Consent required by this Agreement may be given by a written Consent given by the consenting Member and received by the Member-Manager at or prior to the doing of the act or thing for which the Consent is solicited.

    16.02. Submissions to Members. The Member-Manager shall give the Members Notice of any proposal or other matter required by any provision of this Agreement or by law to be submitted for consideration and approval of the Members. Such Notice shall include any information required by the relevant provision or by law.

    16.03. Meetings; Submission of Matter for Voting. Subject to the provisions of Section 11.01, a majority in Interest of the Members shall have the authority to convene meetings of the Company and to submit matters to a vote of the Members.


ARTICLE XVII
GENERAL PROVISIONS

    17.01. Burden and Benefit. The covenants and agreements contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto.

    17.02. Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State.

    17.03. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties shall not have signed the same counterpart.

    17.04. Separability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purposes of this Agreement is determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those provisions of this Agreement which are valid.

    17.05. Entire Agreement. This Agreement and the ancillary agreements executed in connection herewith set forth all (and is intended by all parties to be an integration of all) of the representations, promises, agreements and understandings among the parties hereto with respect to the Company, the Company business and the property of the Company, and there are no representations, promises, agreements or understandings, oral or written, express or implied, among them other than as set forth or incorporated herein.

    17.06. Liability of the Investment Member. Notwithstanding anything to the contrary contained herein, neither the Investment Member nor any of its partners, general or limited, shall have any personal liability to any of the parties to this Agreement with regard to the representations and covenants extended, or the obligations undertaken, by the Investment Member under this Agreement. In the event that the Investment Member shall be in default under any of the terms of this Agreement, the sole recourse of any party hereto for any indebtedness due hereunder, or for any damages resulting from any such default by the Investment Member, shall be against the capital contributions of the investor limited partners of the Investment Member allocated to, and remaining for investment in, the Company; provided however, that under no circumstances shall the liability of the Investment Member for any such default be in excess of the aggregate of: (a) the amount of Capital Contribution payable by the Investment Member to the Company, under the terms of this Agreement, at the time of such default, and (b) an amount equal to reasonable attorneys' fees reasonably and necessarily incurred by the Member-Manager in obtaining payment of any Installment(s) not made by the Investment Member when due and payable pursuant to the provisions of this Agreement, provided that if the Investment Member wrongfully does not make its required Capital Contribution when due, as provided hereunder, its allocation of Tax Credits, Losses and distributions shall be proportionately reduced in favor of the Member-Manager.

    17.07.    Environmental Protection.

         (a)  The Member-Manager represents and warrants that
(i) they have no actual knowledge of any deposit, storage, disposal, burial, discharge, spillage, uncontrolled loss, seepage or filtration of any Hazardous Substances at, upon, under or within the Land or any contiguous real estate, and (ii) neither of them has caused or permitted to occur, and neither of them shall permit to exist, any condition which may cause a discharge of any Hazardous Substances at, upon, under or within the Land or on any contiguous real estate.

         (b) The Member-Manager further represents and warrants that neither it nor any of its Affiliates (i) has been, or will be involved in operations at or, pursuant to its best efforts, near the Land, which operations could lead to (A) the imposition of liability under the Hazardous Waste Laws on the Company or on any other subsequent or former owner of the Land or (B) the creation of a lien on the Land under the Hazardous Waste Laws or under any similar laws or regulations; and (ii) has permitted, or will permit, any tenant or occupant of the Apartment Complex to engage in any activity that could impose liability under the Hazardous Waste Laws on such tenant or occupant, on the Land or on any other owner of the Apartment Complex.

         (c) The Member-Manager shall comply strictly and in all respects with the requirements of the Hazardous Waste Laws and related regulations and with all similar laws and regulations.

         (d) The Member-Manager shall at all times indemnify and hold harmless the Investment Member against and from any and all claims, suits, actions, debts, damages, costs, charges, losses, obligations, judgments, and expenses, of any nature whatsoever, suffered or incurred by the Investment Member, under or on account of the Hazardous Waste Laws or any similar laws or regulations, including the assertion of any lien thereunder, suffered or incurred by the Investment Member as the result of the required removal or remediation under applicable Hazardous Waste Laws or any similar laws or regulations of contamination of the Land attributable to the release of Hazardous Substances thereon or thereunder except for claims, suits, actions, debts, damages, costs, charges, losses, obligations, judgments, or expenses arising from the Investment Member's own negligence, misconduct or fraud. The obligations of the person who is the Member-Manager as of the date of this Agreement with respect to the contamination of the Land under this subsection (d) shall exclude liability of such person for contamination occurring after the date, if ever, that such person ceases to be the Member-Manager.

         (e) For purposes of this Section 17.07, "Hazardous Substances" means oil, petroleum or chemical liquids or solids, liquid or gaseous products or any hazardous wastes or hazardous substances, as those terms are used in the Hazardous Waste Laws; and "Hazardous Waste Laws" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, and any other federal, state or local law governing Hazardous Substances, as such laws may be amended from time to time. Anything herein to the contrary notwithstanding, the definition of Hazardous Substances shall not include such building materials used in the ordinary course for similar type construction including, without limitation, concrete or asphalt to be used at the Land, or other materials used and/or stored in compliance with applicable Hazardous Waste Laws.

    17.08. Notices to the Investment Member. Any Notice required by the provisions of this Agreement to be given to the Investment Member shall be addressed as follows:

Boston Capital Tax Credit Fund IV, L.P.
c/o Boston Capital Members, Inc.
One Boston Place
Boston, Massachusetts 02108

ATTN: Joseph A. Briganti, Acquisition Associate

And a copy to:     Hinckley, Allen & Snyder
         One Financial Center
         Suite 4600
         Boston,  MA  02111-2625

         ATTN:  Kristin A. DeKuiper, Esq.

         17.09. Notices to the Member-Manager. Any Notice required by the provisions of this Agreement to be given to the Member-Manager shall be addressed as follows:

              David W. Adams
              2832 Woodbury Circle
              St. George, Utah 84790

              ATTN:   David W. Adams, Member-Manager

And a copy to:     Jones, Waldo, Holbrook & McDonough
         249 E. Tabernacle, Suite 200
         St. George, UT 84790

         ATTN:   Russell Mitchell, Esq.

    17.10. Resolution of Inconsistencies. If there are inconsistencies between this Agreement and the Articles, the Articles shall control. If there are inconsistencies between this Agreement and the Act, this Agreement shall control, except to the extent the inconsistencies relate to provisions of the Act that the Members cannot alter by agreement. Without limiting the generality of the foregoing, unless the language or context clearly indicates a different intent, the provisions of this Agreement pertaining to the company's governance and financial affairs and the rights of the Members upon withdrawal, transfer, removal and Dissolution shall supersede the provisions of the Act relating to the same matters.

    17.11. Additional Instruments. Each Member shall execute and deliver any document or statement necessary to give effect to the terms of this Agreement or to comply with any law, rule or regulation governing the Company's formation and activities.

    17.12.  Withdrawal of Initial Member.  Adams Construction
Company hereby withdraws as the Initial Member of the Company.



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    IN WITNESS WHEREOF, the parties have affixed their signatures and seals to this Amended and Restated Operating Agreement of Hurricane Hills, L.C., as of the date first written above.

WITNESS:                                 MEMBERS



___________________________               By:   /s/ David W. Adams
Witness                                     David W. Adams, Member-
                                           Manager

                                            BOSTON CAPITAL TAX CREDIT FUND IV
                                         L.P.

                                            By:  Boston Capital Associates IV
                                             L.P., its Managing Partner

                                                By:   C&M Associates d/b/a
                                                 Boston Capital Associates,
                                                 its general partner


___________________________                           By:/s/ Bonnie Kate Fox
Witness:                                                Bonnie Kate
                                                    Fox, as
                                                           Attorney-in-
                                                    Fact of John
                                                           P. Manning,
                                                    Partner

                                         SPECIAL MEMBER:
ATTEST:
                                         BCTC 94, Inc.


___________________________           By:   /s/ Bonnie Kate Fox
                                                            Bonnie Kate Fox,
Attorney-
                                          in-Fact for John P. Manning,
                                                           President

WITNESS:                              GUARANTOR:


___________________________            /s/ David W. Adams
                                         David W. Adams, individually

                                                        WITHDRAWING INITIAL
MEMBER:

ATTEST:                                            ADAMS CONSTRUCTION COMPANY


___________________________            By: /s/ David W. Adams
                                                         Name:  David W. Adams
                                                           Title: President


COUNTY OF          )
                   : ss
COMMONWEALTH OF MASSACHUSETTS )


    Before me, the undersigned Notary Public in and for the aforesaid County and State, then personally appeared Bonnie Kate Fox, in her capacities as (i) Attorney-in-Fact of John P. Manning, in his capacity as a general partner of C&M Associates d/b/a Boston Capital Associates and President of Boston Capital Members Corporation, as the general partner of Boston Capital Tax Credit Fund IV L.P. as Member of HURRICANE HILLS, L.C., and (ii) Attorney-in-Fact for John P. Manning of BCTC 94, Inc., as a Special Member of HURRICANE HILLS, L.C. and being duly sworn, acknowledged the execution of the foregoing Amended and Restated Operating Agreement.

    Witness my hand and notarial seal this ____ day of September, 1996.


____________________
__
Notary Public
My Commission
Expires:


 COUNTY OF _________    )
                   ss
STATE OF                )


    Before me, the undersigned Notary Public in and for the aforesaid County and State, then personally appeared David W. Adams,
(i) in his capacity as President of the Withdrawing Initial Member of HURRICANE HILLS., L.C., (ii) in his capacity as the Member-Manager of HURRICANE HILLS, L.C., and (iii) individually as Guarantor, being duly sworn, acknowledged the execution of the foregoing Amended and Restated Operating Agreement.

    Witness my hand and notarial seal this        day of September,
1996.
____________________
___
Notary Public
My Commission
Expires: